Use these links to rapidly review the document

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Maximum offering price per unit	Maximum aggregate offering price	Amount of registration fee(1)

8 3/8% Senior Subordinated Notes due 2021	$550,000,000	99.625%	$547,937,500	$30,575

Guarantees of Senior Subordinated Notes	—(2)	—(2)	—(2)	—(2)

(1)
Calculation in accordance with Rule 457(r) of the Securities Act of 1933, as amended, or the Securities Act.

(2)
No separate consideration will be received for such guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to such guarantees.

PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated July 19, 2007)	Registration No. 333-144683

$550,000,000

IRON MOUNTAIN INCORPORATED

8 3/8% Senior Subordinated Notes due 2021

We are offering $550.0 million of our 8 3/8% Senior Subordinated Notes due 2021. We will pay interest on the notes on February 15 and August 15 of each year, commencing on February 15, 2010. The notes will mature on August 15, 2021.

We have the option to redeem some or all of the notes at any time prior to August 15, 2014 at the make-whole price set forth in this prospectus supplement. We have the option to redeem all or a portion of the notes at any time on or after August 15, 2014 at the redemption prices set forth in this prospectus supplement. In addition, before August 15, 2012, we may redeem the notes with the net proceeds of certain equity offerings at the redemption price set forth in this prospectus supplement so long as at least $357.5 million aggregate principal amount of the notes remains outstanding immediately afterwards.

The notes will be our unsecured senior subordinated obligations, and will be subordinated in right of payment to all of our existing and future senior debt and will rank equally in right of payment with all of our existing and future senior subordinated debt.

The notes will be guaranteed on an unsecured senior subordinated basis by substantially all of our direct and indirect wholly owned domestic subsidiaries.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

See "Risk factors" beginning on page S-10 to read about important factors you should consider before buying the notes.

	Per Note	Total
Price to the public(1)	99.625%	$547,937,500
Underwriting discounts and commissions	1.500%	$8,250,000
Proceeds to us (before expenses)(1)	98.125%	$539,687,500

(1)
Plus accrued interest, if any, from August 10, 2009.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made to investors in book-entry form on or about August 10, 2009.

Joint Book-Running Managers
Barclays Capital	BofA Merrill Lynch	J.P. Morgan	Scotia Capital

Senior Co-Managers
Morgan Stanley	RBS

Junior Co-Managers
Deutsche Bank Securities	HSBC

Prospectus Supplement dated August 5, 2009

        In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

        We and the underwriters are offering to sell the notes only in places where offers and sales are permitted.

        You should assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of the date on the front cover only.

Prospectus Supplement

Page
ABOUT THIS PROSPECTUS SUPPLEMENT	ii
INCORPORATION BY REFERENCE	ii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
RISK FACTORS	S-10
USE OF PROCEEDS	S-15
CAPITALIZATION	S-16
DESCRIPTION OF THE NOTES	S-17
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	S-56
UNDERWRITING	S-61
LEGAL MATTERS	S-64
EXPERTS	S-64
WHERE YOU CAN FIND MORE INFORMATION	S-64
Prospectus
Page
ABOUT THIS PROSPECTUS	i
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	ii
OUR COMPANY	1
IM CAPITAL TRUST I	1
RISK FACTORS	2
RATIO OF EARNINGS TO FIXED CHARGES	2
USE OF PROCEEDS	2
DESCRIPTION OF OUR DEBT SECURITIES	3
DESCRIPTION OF OUR CAPITAL STOCK	10
DESCRIPTION OF OUR DEPOSITARY SHARES	12
DESCRIPTION OF OUR WARRANTS	16
DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK PURCHASE UNITS	17
DESCRIPTION OF THE TRUST PREFERRED SECURITIES	18
DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE	19
RELATIONSHIP AMONG THE DEBT SECURITIES, THE TRUST PREFERRED SECURITIES AND THE TRUST PREFERRED SECURITIES GUARANTEE	22
DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS	24
PLAN OF DISTRIBUTION	26
VALIDITY OF THE OFFERED SECURITIES	27
EXPERTS	27
WHERE YOU CAN FIND MORE INFORMATION	27
DOCUMENTS INCORPORATED BY REFERENCE	28

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        All references to "Iron Mountain" and the "Company" in this prospectus supplement are to Iron Mountain Incorporated and not any of its subsidiaries. All references to "we," "our" or "us" in this prospectus supplement are to Iron Mountain and the subsidiary guarantors (unless otherwise indicated or the context otherwise requires), except that references to "we," "us" or "our" under the caption "Prospectus Supplement Summary" are to Iron Mountain and its consolidated subsidiaries.

INCORPORATION BY REFERENCE

        The Securities and Exchange Commission, or the SEC, allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus supplement. We incorporate by reference the documents listed below and any filings made after the date of this prospectus supplement with the SEC under Section 13(a), 13(c), 14 or 15(d) of the United States Securities and Exchange Act of 1934, as amended, or the Exchange Act, until our offering is completed or terminated.

        The following documents were filed by us under File No. 1-13045 and are incorporated by reference:

  •
  Annual report on Form 10-K for the fiscal year ended December 31, 2008 (except for items 1A, 2, 6, 7, 9A and 15, which are incorporated by reference from our Current Report on Form 8-K filed May 8, 2009);

  •
  Quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2009 and June 30, 2009;

  •
  Current reports on Form 8-K filed March 9, 2009, May 8, 2009 and August 5, 2009; and

  •
  Definitive proxy statement on Schedule 14A filed on April 20, 2009.

        We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those to which we specifically refer. You may obtain this information at no cost by writing or telephoning us at: 745 Atlantic Avenue, Boston, Massachusetts 02111, (617) 535-4766, Attention: Investor Relations.

ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference. This summary is not complete and does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the information under "Risk Factors" and our consolidated financial statements in our quarterly reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 and in our current report on Form 8-K filed May 8, 2009 and the footnotes thereto incorporated herein by reference.

Iron Mountain

        We believe we are the global leader in information protection and storage services. We help organizations around the world reduce the risks and costs associated with information protection and storage. We offer comprehensive records management services, data protection & recovery services and information destruction services, along with the expertise and experience to address complex information challenges such as rising storage costs, litigation, regulatory compliance and disaster recovery. We are a trusted partner to more than 120,000 corporate clients throughout North America, Europe, Latin America and Asia Pacific. We have a diversified customer base comprised of commercial, legal, banking, healthcare, accounting, insurance, entertainment and government organizations, including more than 95% of the Fortune 1000 and more than 90% of the FTSE 100. As of December 31, 2008, we provided services in 38 countries on five continents, employed over 21,000 people and operated more than 1,000 facilities.

        Now in our 58th year, we have experienced tremendous growth, particularly since successfully completing the initial public offering of our common stock in February 1996. We have grown from a business with limited product offerings and annual revenues of $104 million in 1995 into a global enterprise providing a broad range of information protection and storage services to customers in markets around the world with total revenues of $3.1 billion for the year ended December 31, 2008. On January 5, 2009, we were added to the S&P 500 Index and we are currently number 681 on the Fortune 1000.

        Our success since becoming a public company in 1996 has been driven in large part by our execution of a consistent long-term growth plan to build market leadership by extending our strategic position through service line and global expansion. This growth plan has been sequenced into three phases. The first phase involved establishing leadership and broad market access in our core businesses: records management and data protection & recovery, primarily through acquisitions. In the second phase we invested in building a successful selling organization to access new customers, converting previously unvended demand. While different parts of our business are in different stages of evolution along our three-phase strategy, as an enterprise, we have transitioned to the third phase of our growth plan, which we call the capitalization phase. In this phase, which we expect will run for a long time to come, we seek to expand our relationships with our customers to continue solving their increasingly complex information protection and storage problems. Doing this well means expanding our service offerings on a global basis while maximizing our solid core businesses. In doing this, we continue to build what we believe to be a very durable business through disciplined execution.

        Consistent with this strategy, we have transitioned from a growth strategy driven primarily by acquisitions of information protection and storage services companies to expansion driven primarily by internal growth. In 2001, internal revenue growth exceeded growth through acquisitions for the first time since we began our acquisition program in 1996. This has continued to be the case in each year since 2001 with the exception of 2004. In the absence of unusual acquisition activity, we expect to achieve most of our revenue growth internally in 2009 and beyond.

        In 2008, we completed five small acquisitions and purchased the remaining interest of our partner in Brazil. In 2007, our U.S. physical businesses were supplemented by two significant acquisitions: ArchivesOne, Inc., or ArchivesOne, in May and RMS Services—USA, Inc., or RMS, in September. In December 2007 our digital business was supplemented by the acquisition of Stratify Inc., or Stratify. Prior to 2007, we completed two significant digital acquisitions: Connected Corporation, or Connected, in November 2004 and LiveVault Corporation, or LiveVault, in December 2005. We expect our future digital acquisitions will be of two primary types, those that bring us new or improved technologies to enhance our existing technology portfolio and those that increase our market position through technology and established revenue streams.

        We expect to achieve our internal revenue growth objectives primarily through a sophisticated sales and account management coverage model. This model is designed to drive incremental revenues by acquiring new customer relationships and increasing business with new and existing customers by selling them our products and services in new geographies and selling additional products and services such as information destruction, digital data protection, document management services and eDiscovery services. We intend our selling efforts to be augmented and supported by an expanded marketing program, which includes product management as a core discipline. We also plan to continue developing an extensive worldwide network of channel partners through which we are selling a wide array of technology solutions, primarily our digital data protection and recovery products and services.

        Our information protection and storage services can be broadly divided into three major service categories: records management services, data protection & recovery services, and information destruction services. We offer both physical services and technology solutions in each of these categories. Media formats can be broadly divided into physical and electronic records. We define physical records to include paper documents, as well as all other non-electronic media such as microfilm and microfiche, master audio and videotapes, film, X-rays and blueprints. Electronic records include email and various forms of magnetic media such as computer tapes and hard drives and optical disks.

        Our physical records management services include: records management program development and implementation based on best-practices to help customers comply with specific regulatory requirements, implementation of policy-based programs that feature secure, cost-effective storage for all major media, including paper (which is the dominant form of records storage), flexible retrieval access and retention management. Included within physical records management services is Document Management Solutions, or DMS. This suite of services helps organizations to gain better access to their paper records by digitizing, indexing and hosting them in online archives to provide complete information life-cycle solutions. Our technology-based records management services are comprised primarily of digital archiving and related services for secure, legally compliant and cost-effective long-term archiving of electronic records. Within the records management services category, we have developed specialized services for vital records and regulated industries such as healthcare, energy and financial services.

        Our physical data protection & recovery services include disaster preparedness, planning, support and secure, off-site vaulting of data backup media for fast and efficient data recovery in the event of a disaster, human error or virus. Our technology-based data protection & recovery services include online backup and recovery solutions for desktop and laptop computers and remote servers. Additionally, we serve as a trusted, neutral third party and offer technology escrow services to protect and manage source code and other proprietary information.

        Our information destruction services are comprised almost exclusively of secure shredding services. Secure shredding services complete the life cycle of a record and involve the shredding of sensitive documents in a way that ensures privacy and a secure chain of custody for the records. These services typically include either the scheduled pick-up of loose office records which customers accumulate in specially designed secure containers we provide or the shredding of documents stored in records facilities upon the expiration of their scheduled retention periods. Our technology-based information destruction services include DataDefense, which provides automatic, intelligent encryption of sensitive PC data and, when behaviors that are inconsistent with authorized use are detected, that data is automatically eliminated and the PC is disabled—this is designed to render the data useless to unauthorized users.

        In addition to our core records management, data protection and recovery, and information destruction services, we sell storage materials, including cardboard boxes and magnetic media, and provide consulting, facilities management, fulfillment and other outsourcing services.

Financial characteristics of our business

        Our financial model is based on the recurring nature of our various revenue streams. The historical predictability of our revenues and the resulting operating income before depreciation and amortization, or OIBDA1, allow us to operate with a high degree of financial leverage. Our primary financial goal has always been, and continues to be, to increase consolidated OIBDA in relation to capital invested, even as our focus has shifted from growth through acquisitions to internal revenue growth. Our business has the following financial characteristics:

1
We use OIBDA, an integral part of our internal planning and reporting systems, to evaluate the operating performance of our consolidated business. As such, we believe OIBDA provides our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment and our ability to grow our revenues faster than our operating expenses. Additionally, we use multiples of current and projected OIBDA in our discounted cash flow models to determine our overall enterprise valuation and to evaluate acquisition targets. OIBDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America, or GAAP, such as operating or net income or cash flows from operating activities (as determined in accordance with GAAP). For a more detailed definition and reconciliation of OIBDA and a discussion of why we believe this measure provides relevant and useful information to our current and potential investors, see Item 7. "Management's discussion and analysis of financial condition and results of operations—non-GAAP measures" in our Current Report on Form 8-K filed May 8, 2009, which is incorporated herein by reference.

•
Recurring revenues.   We derive a majority of our consolidated revenues from fixed periodic, usually monthly, fees charged to customers based on the volume of records stored. Once a customer places physical records in storage with us and until those records are destroyed or permanently removed (for which we typically receive a service fee) we receive recurring payments for storage fees without incurring additional labor or marketing expenses or significant capital costs. Similarly, contracts for the storage of electronic backup media consist primarily of fixed monthly payments. Our annual revenues from these fixed periodic storage fees have grown for 20 consecutive years. For each of the five years 2004 through 2008, storage revenues, which are stable and recurring, have accounted for over 54% or more of our total consolidated revenues. This stable and growing storage revenue base also provides the foundation for increases in service revenues and OIBDA.

•
Historically non-cyclical storage business.    We have not experienced any significant reductions in our storage business as a result of past economic downturns, although we can give no assurance that this would be the case in the future. We believe that companies that have outsourced records management services are less likely during economic downturns to incur the move-out costs and other expenses associated with switching vendors or moving their records management services programs in-house. However, during past economic slowdowns, the rate at which some customers added new cartons to their inventory was below historical levels. The net effect of these factors has been the continued growth of our storage revenue base, albeit at a lower rate. For each of the five years 2004 through 2008, total net volume growth in North America has ranged between 4% and 8%.

•
Inherent growth from existing physical records customers.    Our physical records customers have, on average, generated additional cartons at a faster rate than stored cartons have been destroyed or permanently removed. We estimate that inherent growth from existing customers represents approximately half of our total net volume growth, excluding acquisitions, in North America. We believe the consistent growth of our physical records storage revenues is the result of a number of factors, including: (1) the trend toward increased records retention; (2) customer satisfaction with our services; (3) the costs and inconvenience of moving storage operations in-house or to another provider of information protection and storage services; and (4) our positive pricing actions.

  •
  Diversified and stable customer base.    As of December 31, 2008, we had over 120,000 corporate clients in a variety of industries. We currently provide services to commercial, legal, banking, healthcare, accounting, insurance, entertainment and government organizations, including more than 95% of the Fortune 1000 and 90% of the FTSE 100. No customer accounted for as much as 2% of our consolidated revenues for the years ended December 31, 2006, 2007 and 2008. For each of the three years 2006 through 2008, the average volume reduction due to customers terminating their relationship with us was less than 2%.

  •
  Capital expenditures related primarily to growth.    Our information protection and storage business requires limited annual capital expenditures made in order to maintain our current revenue stream. For the years 2006 through 2008, over 85% of our aggregate capital expenditures were growth-related investments, primarily in storage systems, which include racking, building and leasehold improvements, computer systems hardware and software, and buildings. These growth-related capital expenditures are primarily discretionary and create additional capacity for increases in revenues and OIBDA. Since shifting our focus from growth through acquisitions to internal revenue growth, our capital expenditures, made primarily to support our internal revenue growth, have generally exceeded the aggregate acquisition consideration we paid. This was not the case in 2003 due to the acquisition of Hays plc, in 2004 due to the acquisition of Connected and the 49.9% equity interest held by Mentmore plc in Iron Mountain Europe Limited, or IME, and 2007 due to the acquisitions of ArchivesOne and Stratify. We expect this trend to continue in the future absent unusual acquisition activity.

Growth strategy

        Our objective is to maintain a leadership position in the information protection and storage services industry around the world, protecting and storing our customers' information without regard to media format or geographic location. In the U.S. and Canada, we seek to be one of the largest information protection and storage services providers in each of our markets. Internationally, our objectives are to continue to capitalize on our expertise in the information protection and storage services industry and to make additional acquisitions and investments in selected international markets. We intend that our primary avenues of growth will continue to be: (1) the introduction of new products and services such as secure shredding, online backup, eDiscovery and DMS; (2) increased business with existing customers; (3) the addition of new customers; and (4) selective acquisitions in new and existing markets.

  Introduction of new products and services

        We continue to expand our portfolio of products and services. Adding new products and services allows us to further penetrate our existing customer accounts and attract new customers in previously untapped markets.

        In 2008, we introduced two services to further help healthcare organizations meet their unique information challenges. Through a new collaboration with Hewlett-Packard, we launched our Digital Record Center™ for Medical Images. This service combines HP technology with our storage-as-a-service expertise to protect diagnostic images like X-rays and CT scans and provide hospitals an alternative to in-house file rooms for long-term archiving. Also introduced last year was a diagnostic assessment tool that shows the nation's largest hospital systems how to process patient records more efficiently and prepare themselves for electronic health records. Adopted from RMS Services, a healthcare records specialist we acquired in October 2007, the assessment looks at the costs of staff, third-party vendors, storage and even lost revenue from file rooms occupying space that hospitals could use for treating patients.

        We also enhanced our DMS offerings with two new services for quickly accessing information and deriving more business value from that information. The first is the Digital Record Center™ for Images, a digital repository powered by IBM software for electronic scans of paper documents stored with Iron Mountain. We later extended this strategic relationship with IBM by integrating our Accutrac® software for managing paper documents with IBM's FileNet Records Manager for electronic files. The unified offering gives companies one solution for viewing and managing both their paper and electronic documents. We acquired Accutrac in June 2007.

  Growth from existing customers

        Our existing customers storing physical records contribute to storage and storage-related service revenues growth because, on average, they generate additional cartons at a faster rate than old cartons are destroyed or permanently removed. In order to maximize growth opportunities from existing customers, we seek to maintain high levels of customer retention by providing premium customer service through our local account management staff.

        Our sales coverage model is designed to identify and capitalize on incremental revenue opportunities by allocating our sales resources based on a sophisticated segmentation of our customer base and selling additional records management, data protection & recovery and information destruction services, in new and existing markets, within our existing customer relationships. We also seek to leverage existing business relationships with our customers by selling complementary services and products. Services include special project work, data restoration projects, fulfillment services, consulting services and product sales (including software licenses, specially designed storage containers and related supplies). In addition, included in complementary services revenue is recycled paper revenues.

  Addition of new customers

        Our sales forces are dedicated to three primary objectives: (1) establishing new customer account relationships; (2) generating additional revenue from existing customers in new and existing markets; and (3) expanding new and existing customer relationships by effectively selling a wide array of complementary services and products. In order to accomplish these objectives, our sales forces draw on our U.S. and international marketing organizations and senior management.

  Growth through acquisitions

        The goals of our current acquisition program are (1) to supplement internal growth in our physical businesses by expanding our new service capabilities and industry-specific services and continuing to expand our presence in targeted international markets; and (2) to accelerate our leadership and time to market in our digital businesses. We have a successful record of acquiring and integrating information protection and storage services companies. We substantially completed our geographic expansion in North America, Europe and Latin America by 2003 and began our expansion into Asia Pacific in 2005.

  Acquisitions in the U.S. and Canada

        Given the small number of large acquisition targets in the U.S. and Canada and our increased revenue base, future acquisitions are expected to be less significant to our overall U.S. and Canada revenue growth. Acquisitions in the U.S. and Canada will likely focus primarily on expanding our DMS capabilities and enhancing industry-specific services such as health information management solutions.

  International acquisition strategy

        We expect to continue to make acquisitions and investments in information protection and storage services businesses outside the U.S. and Canada. We have acquired and invested in, and seek to acquire and invest in, information protection and storage services companies in countries, and, more specifically, markets within such countries, where we believe there is potential for significant growth. Future acquisitions and investments will focus primarily on developing priority expansion markets in Continental Europe and Asia, with continued leverage of our successful joint venture model. Similar to our strategy in the U.S. and Canada, we will also explore international acquisitions that strengthen our capabilities in areas such as DMS and industry-specific services.

        The experience, depth and strength of local management are particularly important in our international expansion and acquisition strategy. Since beginning our international expansion program in January 1999, we have, directly and through joint ventures, expanded our operations into 38 countries in Europe, Latin America and Asia Pacific. These transactions have taken, and may continue to take, the form of acquisitions of an entire business or controlling or minority investments, with a long-term goal of full ownership. We believe our joint venture strategy, rather than an outright acquisition, may, in certain markets, better position us to expand the existing business. The local partner benefits from our expertise in the information protection and storage services industry, our multinational customer relationships, our access to capital and our technology, and we benefit from our local partner's knowledge of the market, relationships with local customers and their presence in the community. In addition to the criteria we use to evaluate U.S. and Canadian acquisition candidates, when looking at an international investment or acquisition, we also evaluate the presence in the potential market of our existing customers as well as the risks uniquely associated with an international investment, including those risks described in our Current Report on Form 8-K filed May 8, 2009 incorporated herein by reference.

        In 2006, we established a majority-owned joint venture serving four major markets in India and completed minority investments in information protection and storage businesses with operations in Poland and Russia. In 2007, we established a majority-owned joint venture in Asia Pacific for consideration of approximately $2 million with operations in Singapore, Hong Kong-SAR, China, Sri Lanka, Indonesia and Taiwan. In 2007, we acquired minority interests in information and protection and storage businesses in Denmark, Turkey and Greece. In 2008, we acquired a minority interest in an information protection and storage business in Switzerland.

        Our long-term goal is to acquire full ownership of each business in which we made a joint venture investment. Since 2005 we acquired the remaining minority equity ownership in our Mexican operations and bought out partnership interests, in whole or in part, in Chile, Brazil, Eastern Europe and the Netherlands. As a result of these transactions we own more than 98% of our international operations, measured as a percentage of consolidated revenues.

        Our international investments are subject to risks and uncertainties relating to the indigenous political, social, regulatory, tax and economic structures of other countries, as well as fluctuations in currency valuation, exchange controls, expropriation and governmental policies limiting returns to foreign investors.

        The amount of our revenues derived from international operations and other relevant financial data for fiscal years 2006, 2007 and 2008 are set forth in Note 9 to our consolidated financial statements in our Current Report on Form 8-K filed May 8, 2009. For the years ended December 31, 2006, 2007 and 2008, we derived approximately 30%, 32% and 32%, respectively, of our total revenues from outside of the U.S. As of December 31, 2006, 2007 and 2008, we have long-lived assets of approximately 33%, 34% and 31%, respectively, outside of the U.S.

  Digital growth and technology innovation strategy

        Similar to our physical businesses, we seek to grow revenues in our worldwide digital segment by selling our products and services to existing and new customers. Our focus on technology innovation allows us to bring leading products and services to market designed to solve customer problems in the areas of data protection, archiving and discovery. Our approach to innovation has three major components: build, buy and partner. We intend to build or develop our own technology in areas core to our strategy in order to protect and extend our lead in the market. Examples include back up and archiving Software as a Service and data reduction technologies. Our technology acquisition strategy is designed to accelerate our product strategy, leadership and time to market. Past examples include the Connected, LiveVault and Stratify acquisitions. Finally, we are developing global technology partnerships that complement our product and service offerings, allow us to offer a complete solution to the marketplace and keep us in contact with emerging technology companies.

Address and telephone number

        We were incorporated in 1990, but our operations date from 1951. We are a Delaware corporation. Our principal place of business is located at 745 Atlantic Avenue, Boston, Massachusetts 02111, and our telephone number is (617) 535-4766.

THE OFFERING

Notes offered	We are offering a total of $550,000,000 in principal amount of our 8 3/8% Senior Subordinated Notes due 2021.
Maturity date	August 15, 2021.
Issue price	We are offering the notes at a price of 99.625% of par.
Interest

We will pay interest on the notes at a fixed annual interest rate of 8 3/8%. We will pay the interest due on the notes every six months on February 15 and August 15. We will make our first interest payment on February 15, 2010. Interest will accrue from August 10, 2009.

Subsidiary guarantors

Each guarantor is one of our domestic wholly owned subsidiaries. However, not all of our subsidiaries are guarantors. If we cannot make payments on the notes when they are due, the subsidiary guarantors must make them instead.

Ranking

The notes and the subsidiary guarantees are unsecured senior subordinated debts. They rank behind all of our and our subsidiary guarantors' current and future senior indebtedness and pari passu with our and our subsidiary guarantors current and future senior subordinated indebtedness and trade payables. Assuming we had completed this offering on June 30, 2009 and applied the net proceeds from this offering as described under "Use of Proceeds" and "Capitalization," these notes and the subsidiary guarantees:

• would have been subordinated to $576.5 million of our and our subsidiary guarantors' senior debt; and
• would have ranked equally with $2,148.2 million (includes $0.9 million of net discounts) of our and our subsidiary guarantors' other senior subordinated debt and trade payables[1].
Offer to repurchase the notes

If we sell certain assets or experience specific kinds of changes of control, we must offer to repurchase the notes at the prices listed in this prospectus supplement in the section captioned "Description of the Notes" under the subheading "Repurchase at the option of holders."

1
Iron Mountain Canada Corporation, or Canada Company, is an obligor with respect to $151.5 million of this debt; Canada Company will not guarantee the notes offered hereby.

Optional redemption	We may, at our option, redeem some or all of the notes at any time prior to August 15, 2014 at the make-whole price set forth in this prospectus supplement. At our option, we may also redeem some or all of the notes at any time after August 15, 2014 at the redemption prices listed in this prospectus supplement in the section captioned "Description of the Notes" under the subheading "Optional redemption."
Before August 15, 2012 we may, at our option, redeem a portion of the outstanding notes with the proceeds of certain equity offerings as long as at least $357.5 million in aggregate principal amount of notes (including any additional notes subsequently issued as part of the same class) remains outstanding immediately afterwards.
Certain covenants

We will issue the notes under an indenture with The Bank of New York Trust Company, N.A., as trustee. The indenture will, among other things, restrict our ability and the ability of our restricted subsidiaries to:

	•	borrow money;
	•	pay dividends on our stock or repurchase our stock;
	•	make investments;
	•	use assets as security in other transactions;
	•	enter into transactions with affiliates; and
	•	sell certain assets or merge with or into other companies.
For more details, see the section captioned "Description of the Notes" under the subheading "Certain covenants."
Use of proceeds

We intend to use the net proceeds from the offering of the notes for the redemption of all of our outstanding 8 5/8% Senior Subordinated Notes due 2013, the repayment, repurchase or retirement of other indebtedness and for general corporate purposes, including potential future acquisitions and investments. See "Use of Proceeds".

Risk Factors	See "Risk Factors" for a discussion of the risk factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS

        You should carefully consider the following factors, the risk factors included in "Item 1A. Risk Factors" in our Current Report on Form 8-K filed on May 8, 2009, which is incorporated herein by reference, and other information in and incorporated in this prospectus supplement and the accompanying prospectus before deciding to invest in our notes.

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under our various debt instruments.

        We have now, and after the offering will continue to have, a significant amount of indebtedness. The following table shows important credit statistics for us and our consolidated subsidiaries, and assumes that this offering was completed on June 30, 2009 and the net proceeds were applied as described under "Use of proceeds" and "Capitalization:"

	As Adjusted At June 30, 2009
	(Dollars in millions)
Total long-term debt	$3,274.0
Total equity	$1,949.7
Debt to equity ratio	1.68	x

        Our substantial indebtedness could have important consequences to you. Our indebtedness may increase as we continue to borrow under existing and future credit arrangements in order to finance future acquisitions and for general corporate purposes, which would increase the associated risks. These risks include:

  •
  inability to satisfy our obligations with respect to our various debt instruments;

  •
  inability to adjust to adverse economic conditions;

  •
  inability to fund future working capital, capital expenditures, acquisitions and other general corporate requirements, including possible required repurchases of our various indebtedness;

  •
  limits on our flexibility in planning for, or reacting to, changes in our business and the information protection and storage services industry;

  •
  limits on future borrowings under our existing or future credit arrangements, which could affect our ability to pay our indebtedness, including the notes, or to fund our other liquidity needs;

  •
  inability to generate sufficient funds to cover required interest payments, including on the notes; and

  •
  restrictions on our ability to refinance our indebtedness on commercially reasonable terms.

Restrictive loan covenants may limit our ability to pursue our growth strategy.

        Our credit facility and our indentures contain covenants restricting or limiting our ability to, among other things:

  •
  incur additional indebtedness;

  •
  pay dividends or make other restricted payments;

  •
  make asset dispositions;

  •
  create or permit liens; and

  •
  make capital expenditures and other investments.

        These restrictions may adversely affect our ability to pursue our acquisition and other growth strategies.

We may not have the ability to raise the funds necessary to finance the repurchase of outstanding senior subordinated indebtedness, including the notes, upon a change of control event as required by the indenture for the notes and our indentures for our other existing senior subordinated notes.

        Upon the occurrence of a Change of Control (as defined in "Description of the Notes"), we will be required to offer to repurchase all outstanding notes and all of our other existing senior subordinated indebtedness. However, it is possible that we will not have sufficient funds at the time of the Change of Control to make the required repurchase of the notes or that restrictions in our revolving credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a Change of Control under our indentures. See "Description of the Notes—Repurchase at the option of holders—Change of control."

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt.

        The terms of our indentures generally do not prohibit us from borrowing additional funds under our revolving credit facility and possible future credit arrangements. Our existing term loans and credit facilities would permit additional borrowings, under such facilities (subject to customary borrowing conditions) or otherwise, of up to $629.5 million as of June 30, 2009, assuming we had completed this offering on June 30, 2009 and applied the net proceeds from this offering as described under "Use of Proceeds" and "Capitalization." Additional borrowings under such facilities would be, and other borrowings could be, senior to the notes and the guarantees.

Our ability to generate sufficient cash to service our indebtedness depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund capital expenditures and future acquisitions will depend on our ability to generate cash in the future. This, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We believe our cash flow from operations and available borrowings under our existing and future credit arrangements will be adequate to meet our foreseeable future liquidity needs.

        We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our existing and future credit arrangements in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our revolving credit facility and the notes, on commercially reasonable terms or at all.

The notes and the subsidiary guarantees are junior to all of our and our subsidiary guarantors' current and future senior indebtedness and possibly to all of our or their future borrowings, and in some situations, this may reduce our ability to fulfill our full obligations under the notes.

        The notes and the subsidiary guarantees rank behind all of our and our subsidiary guarantors' current and future senior indebtedness, and pari passu with our and our subsidiary guarantors' current and future senior subordinated indebtedness and trade payables. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of our and the guarantors' senior debt will be entitled to be paid in full in cash before any payment may be made with respect to the notes or the guarantees.

        In addition, all payments on the notes and the guarantees will be blocked in the event of a payment default on our senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on our senior debt.

        If we or the guarantors become subject to a bankruptcy, liquidation or reorganization or similar proceeding, holders of the notes will participate with trade creditors and all other holders of our and the guarantors' senior subordinated indebtedness in the assets remaining after we and the guarantors have paid all of the senior debt. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our and their creditors and holders of the notes may receive less, ratably, than the holders of senior debt.

        Assuming we had completed this offering on June 30, 2009 and the net proceeds had been applied as described under "Use of Proceeds" and "Capitalization" these notes and the subsidiary guarantees would have been subordinated to $576.5 million of our and our subsidiary guarantors' senior debt and would have ranked equally with $2,148.2 million (includes $0.9 million of net discounts) of our other senior subordinated debt and trade payables (Canada Company is an obligor with respect to $151.5 million of this debt; Canada Company will not guarantee the notes offered hereby or our other senior subordinated debt.) We will be permitted to incur substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.

Your right to receive payments on these notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

        Substantially all of our direct and indirect wholly owned domestic subsidiaries will guarantee the notes. Canada Company, IME, their respective subsidiaries and our other existing international subsidiaries do not, and we anticipate that our future international subsidiaries, will not, guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those non-guarantor subsidiaries before any assets are made available for distribution to us. Assuming this offering had been completed on June 30, 2009 and the net proceeds had been applied as described under "Use of Proceeds" and "Capitalization," these notes were effectively junior to $372.7 million of indebtedness and other liabilities (including trade payables) of our non-guarantor subsidiaries (this amount includes $96.3 million under our revolving credit facility as to which Iron Mountain and our subsidiary guarantors are obligated.) Our non-guarantor subsidiaries generated 32% of our consolidated revenues in the year ended December 31, 2008 and 28% of our consolidated revenues in the six-month period ended June 30, 2009 and held 32% of our consolidated total assets as of June 30, 2009, in the latter case without reduction for noncontrolling interests in certain of our international subsidiaries.

        Our condensed consolidating financial information included in the notes to our consolidated financial statements, which we have incorporated by reference from our quarterly reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 and our Current Report on Form 8-K filed May 8, 2009, includes information for Iron Mountain, our subsidiary guarantors on a combined basis, Canada Company, and our non-guarantor subsidiaries on a combined basis.

Federal and state statutes could allow courts, under specific circumstances, to void guarantees and require holders of the notes to return payments received from guarantors.

        Under federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor, if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

  •
  was insolvent or rendered insolvent by reason of such incurrence; or

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

  •
  if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business or any transaction in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

Some or all of the guarantees of the notes may be released automatically.

        A subsidiary guarantor may be released from its guarantee at any time upon a sale, exchange or transfer, in compliance with the provisions of the indenture for the notes, of the capital stock of such subsidiary guarantor or of substantially all of the assets of such subsidiary guarantor. In addition, in some other circumstances, a subsidiary guarantor may be released from its subsidiary guarantee in connection with our designation of such subsidiary guarantor as an unrestricted subsidiary or excluded restricted subsidiary. See "Description of the Notes—Certain covenants—Additional subsidiary guarantees."

Since Iron Mountain is a holding company, our ability to make payments on the notes depends in part on the operations of our subsidiaries.

        We are a holding company, and substantially all of our assets consist of the stock of our subsidiaries and substantially all of our operations are conducted by our direct and indirect wholly owned subsidiaries. As a result, our ability to make payments on the notes will be dependent upon the receipt of sufficient funds from our subsidiaries. However, our various debt obligations are, and the notes will be, guaranteed, on a joint and several and full and unconditional basis, by most, but not all, of our direct and indirect wholly owned U.S. subsidiaries.

We cannot guarantee that there will be a trading market for the notes.

        The notes are a new issue of securities for which no trading market currently exists. We do not intend to list the notes on any national or regional securities exchange or to seek approval for quotation through any automated quotation system. We cannot give any assurance that a trading market will exist in the future for the notes. Even if a market does develop, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

USE OF PROCEEDS

        The net proceeds to us from the offering of the notes are estimated to be $538.5 million, after deducting discounts to the underwriters and estimated offering expenses. We intend to use the net proceeds from the offering of the notes for the redemption of all of our outstanding 8 5/8% Senior Subordinated Notes due 2013, the repayment, repurchase or retirement of other indebtedness and for general corporate purposes, including potential future acquisitions and investments. We used borrowings under our revolving credit facility during the most recent twelve months for working capital. Our revolving credit facility has a maturity date of April 16, 2012. The weighted average interest rate as of July 31, 2009 on outstanding indebtedness under our revolving credit facility was 2.6%.

CAPITALIZATION

        The following table sets forth at June 30, 2009 our: (a) actual cash and cash equivalents and capitalization and (b) cash and cash equivalents and capitalization as adjusted to give effect to this offering and the application of the net proceeds from this offering as described in "Use of Proceeds."

        This table should be read in conjunction with the section captioned "Use of Proceeds" in this prospectus supplement and our consolidated financial statements in our quarterly report on Form 10-Q for the quarter ended June 30, 2009 and the footnotes thereto incorporated herein by reference.

	As of June 30, 2009
	Actual	As Adjusted
	(In thousands)
Cash and Cash Equivalents[1]	$316,056	$341,715

Long-term Debt (Including Current Maturities):
Iron Mountain Revolving Credit Facility[2]	161,302	96,302
Iron Mountain Term Loan Facility[2]	402,350	402,350
8 5/8% Senior Subordinated Notes due 2013[3]	447,951	—
7 1/4% GBP Senior Subordinated Notes due 2014[3]	247,800	247,800
7 3/4% Senior Subordinated Notes due 2015[3]	436,312	436,312
6 5/8% Senior Subordinated Notes due 2016[3]	316,788	316,788
7 1/2% CAD Senior Subordinated Notes due 2017[4]	151,463	151,463
8 3/4% Senior Subordinated Notes due 2018[3]	200,000	200,000
8% Senior Subordinated Notes due 2018[3]	49,734	49,734
6 3/4% Euro Senior Subordinated Notes due 2018[3]	355,761	355,761
8% Senior Subordinated Notes due 2020[3]	300,000	300,000
8 3/8% Senior Subordinated Notes due 2021[3]	—	547,938
Real Estate Mortgages, Capital Leases, Seller Notes and Other	169,506	169,506

Total Long-term Debt (Including Current Maturities)	3,238,967	3,273,954
Total Equity	1,951,566	1,949,667

Total Capitalization	$5,190,533	$5,223,621

1
We intend to use the excess net cash proceeds from the offering reflected in cash and cash equivalents, as adjusted, to fund working capital and acquisitions.

2
The capital stock or other equity interests of most of our U.S. subsidiaries, and up to 66% of the capital stock or other equity interests of our first tier foreign subsidiaries, are pledged to secure these debt instruments, together with all intercompany obligations of foreign subsidiaries owed to us or to one of our U.S. subsidiary guarantors.

3
These notes are or will be fully and unconditionally guaranteed, on a senior subordinated basis, by substantially all of our direct and indirect wholly owned U.S. subsidiaries. These guarantees are or will be joint and several obligations of the subsidiary guarantors. Iron Mountain Canada Corporation, or Canada Company, IME, their respective subsidiaries and our other existing international subsidiaries do not and will not guarantee these notes.

4
Canada Company is the direct obligor on these notes, which are fully and unconditionally guaranteed, on a senior subordinated basis, by Iron Mountain and our subsidiaries which will guarantee the notes. These guarantees are joint and several obligations of Iron Mountain and the guarantors.

DESCRIPTION OF THE NOTES

        The following description of the particular terms of the notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of debt securities set forth under "Description of our debt securities" in the accompanying prospectus, to which reference is hereby made. You can find the definitions of certain terms used in this description under the subheading "Certain definitions." Other terms are defined in the accompanying prospectus. Certain defined terms used in this description but not defined below under the subheading "Certain definitions" have the meanings assigned to them in the Indenture described below. In this description, the words "Company," "we," "us" and "our" refers only to Iron Mountain Incorporated and not to any of its subsidiaries.

General

        The Company will issue the notes under an indenture dated as of December 30, 2002, or the Base Indenture, as supplemented by an Eighth Supplemental Indenture dated as of the issue date of the notes, or the Supplemental Indenture, among the Company, the guarantors and The Bank of New York Trust Company, N.A., as trustee, or the Trustee. For convenience, the Base Indenture, as supplemented by the Supplemental Indenture, is referred to as the "Indenture." The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

        The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the notes. If you would like more information on these provisions, review the copy of the Indenture that we have filed with the SEC. See "Incorporation by reference" and "Where you can find more information" in this prospectus supplement and in the accompanying prospectus for information about how to locate these documents. You may also review the Indenture at the Trustee's corporate trust office at 222 Berkeley Street, 2nd Floor, Boston, Massachusetts 02116.

        The Indenture permits the issuance of additional notes from time to time having identical terms and conditions to the notes offered in this offering. Any offering of additional notes is subject to the covenant described below under the caption "—Certain covenants—Incurrence of indebtedness and issuance of preferred stock." The notes and any additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

        The notes will be general unsecured obligations of the Company and will mature on August 15, 2021. The notes will be issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be evidenced by a global note in book-entry form, except under the limited circumstances described below under "—Book-entry, delivery and form." The registered holder of a note, or Holder, will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

        The notes:

  •
  are general unsecured obligations of the Company;

  •
  are subordinated in right of payment to all existing and future Senior Debt of the Company;

  •
  are pari passu in right of payment with existing and any future senior subordinated Indebtedness of the Company; and

  •
  are unconditionally guaranteed by the guarantors.

        The notes are guaranteed by the guarantors. Each subsidiary guarantee of the notes:

  •
  is a general unsecured obligation of the guarantor;

  •
  is subordinated in right of payment to all existing and future Senior Debt of the guarantor; and

  •
  is pari passu in right of payment with any existing and future senior subordinated Indebtedness of the guarantor.

        Assuming we had completed this offering on June 30, 2009 and applied the net proceeds from this offering as described under "Use of Proceeds" and "Capitalization," these notes and the subsidiary guarantees would have been subordinated to $576.5 million of the Company's and the subsidiary guarantors' Senior Debt and would have ranked equally with $2,148.2 million (including $0.9 million of net discounts) of the Company's and the subsidiary guarantors' other senior subordinated debt and trade payables. (Canada Company is an obligor with respect to $151.5 million of this debt; Canada Company will not guarantee the notes offered hereby or the other senior subordinated debt.) As indicated above and as discussed in detail below under the caption "—Subordination," payments on the notes and under the subsidiary guarantees will be subordinated to the payment of Senior Debt. The Indenture permits the Company and the guarantors to incur additional Senior Debt.

        Not all of our subsidiaries will guarantee the notes. Substantially all of our direct and indirect wholly owned domestic subsidiaries will guarantee the notes. Canada Company, IME, their respective subsidiaries and the Company's other existing international subsidiaries will not be guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us. Our non-guarantor subsidiaries, including Canada Company, generated 32% of our consolidated revenues in the year ended December 31, 2008 and 28% of our consolidated revenues in the six month period ended June 30, 2009 and held 32% of our consolidated total assets as of June 30, 2009, in the latter case without reduction for the minority interests in certain of our international subsidiaries. See our consolidated financial statements incorporated by reference in this prospectus supplement from our quarterly reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 and our current report on Form 8-K filed May 8, 2009 for more detail about the division of our consolidated revenues and assets between the Company's guarantor and non-guarantor subsidiaries.

Interest

        Interest on the notes will accrue at the rate of 8 3/8% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2010, to Holders of record on the immediately preceding February 1 and August 1. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of receiving payments on the notes

        The notes will be payable both as to principal and interest at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of notes at their addresses set forth in the register of Holders of notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose.

Paying agent and registrar for the notes

        The Trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and exchange

        A Holder may transfer or exchange notes in accordance with the Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. The Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before the mailing of a notice of redemption of notes to be redeemed.

Subsidiary guarantees

        The Company's payment obligations under the notes will be jointly and severally guaranteed pursuant to the subsidiary guarantees on an unsecured senior subordinated basis by all of the Company's Restricted Subsidiaries other than the Excluded Restricted Subsidiaries (as defined below). See "—Certain covenants—Additional subsidiary guarantees." Each subsidiary guarantee will be subordinated to the prior payment in full of all Senior Debt of each such subsidiary guarantor, which, assuming we had completed this offering on June 30, 2009 and applied the net proceeds from this offering as described under "Use of Proceeds" and "Capitalization," would have been $576.5 million. Notwithstanding the subordination provisions contained in the Indenture, the obligations of a guarantor under its subsidiary guarantee will be unconditional, but will contain language intended to prevent that subsidiary guarantee from constituting a fraudulent conveyance under applicable law. See "Risk factors—Federal and state statutes could allow courts, under specific circumstances, to void guarantees and require holders of the notes to return payments received from guarantors."

        The subsidiary guarantee of a guarantor will be released under the circumstances described under "—Certain covenants—Additional subsidiary guarantees."

Subordination

        The payment of principal of, premium, if any, and interest on the notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash of all Obligations with respect to Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

        The holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed as a claim in such proceeding) before the Holders of notes will be entitled to receive any payment or distribution with respect to the notes. Until all Obligations with respect to Senior Debt are paid in full in cash, any payment or distribution to which the Holders of notes would be entitled shall be made to the holders of Senior Debt, upon any payment or distribution to creditors of the Company or any guarantor:

          (1)   in a liquidation or dissolution of the Company or such guarantor; or

          (2)   in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or any guarantor or its property; or

          (3)   in an assignment for the benefit of creditors; or

          (4)   in any marshaling of the assets and liabilities of the Company or any guarantor.

        Neither the Company nor any guarantor may make any payment or distribution upon or in respect of the notes, including, without limitation, by way of set-off or otherwise, or redeem (or make a deposit in redemption of), defease or acquire any of the notes for cash, properties or securities if:

          (1)   a default in the payment of any Obligation in respect of any Senior Debt occurs and is continuing; or

          (2)   any other default (or any event that, after notice or passage of time would become a default), or a Non-Monetary Default, occurs and is continuing with respect to Senior Debt and the Trustee receives a notice of such default, or a Payment Blockage Notice, from the holders (or the agent or representative of such holders) of any Designated Senior Debt.

        Payments on the notes may and shall be resumed:

          (1)   in the case of a payment default, on the date on which such default is cured or waived; and

          (2)   in the case of a Non-Monetary Default, on the earlier of the date on which such Non-Monetary Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Debt has been accelerated.

        Any number of Payment Blockage Notices may be given; provided, however, that:

          (1)   not more than one Payment Blockage Notice may be commenced during any period of 360 consecutive days; and

          (2)   any Non-Monetary Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (to the extent the holder of Designated Senior Debt, or such trustee or agent, giving such Payment Blockage Notice had knowledge of the same) shall not be the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 consecutive days.

        The Company must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default (as described below).

        As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of notes may recover less ratably than creditors of the Company who are holders of Senior Debt. After giving effect to the offering of the notes and the use of the net proceeds as described under "Use of Proceeds" and "Capitalization," the principal amount of Senior Debt of the Company and the guarantors outstanding at June 30, 2009 would have been $576.5 million. The Indenture will not limit the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries can incur if certain financial tests are met. See "—Certain covenants—Incurrence of indebtedness and issuance of preferred stock."

Optional redemption

        Prior to August 15, 2014, the notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 10 nor more than 60 days' notice, at the Make-Whole Price, plus accrued and unpaid interest to, but excluding, the applicable redemption date. On and after August 15, 2014, the notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 10 nor more than 60 days' notice, at the redemption price (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning on August 15 of the years indicated below:

Year	Percentage
2014	104.188%
2015	102.792%
2016	101.396%
2017 and thereafter	100.000%

        Notwithstanding the foregoing, at any time prior to August 15, 2012, the Company may on any one or more occasions redeem the notes at a redemption price of 108.375% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings; provided that:

          (1)   at least $357.5 million in the aggregate principal amount of the notes (including any additional notes subsequently issued as part of the same class) issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company or any of its subsidiaries); and

          (2)   the redemption occurs within six months of the date of the closing of any such Qualified Equity Offering.

Mandatory redemption

        The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the option of holders

        Change of control.    Upon the occurrence of a Change of Control, each Holder of notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder's notes pursuant to the offer described below, or the Change of Control Offer, at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase, or the Change of Control Payment.

        Within 30 calendar days following any Change of Control, the Company will mail a notice to each Holder stating:

          (1)   that the Change of Control Offer is being made pursuant to the covenant entitled "Change of control" and that all notes tendered will be accepted for payment;

          (2)   the purchase price and the purchase date, which will be no earlier than 30 calendar days nor later than 60 calendar days from the date such notice is mailed, or the Change of Control Payment Date;

          (3)   that any note not tendered will continue to accrue interest;

          (4)   that, unless the Company defaults in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

          (5)   that Holders electing to have any notes purchased pursuant to a Change of Control Offer will be required to surrender the notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the notes completed, to the paying agent at the address specified in such notice prior to the close of business on the fifth Business Day preceding the Change of Control Payment Date;

          (6)   that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such notes purchased; and

          (7)   that Holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable to the repurchase of the notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

        On the Change of Control Payment Date, the Company will, to the extent lawful:

          (1)   accept for payment notes or portions thereof tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

          (3)   deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the notes or portions thereof tendered to the Company.

        The paying agent will promptly mail to each Holder of notes so accepted the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

        Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar restructuring, nor does it contain any other "event risk" protections for Holders of the notes.

        Although the Change of Control provision may not be waived by the Company, and may be waived by the Trustee only in accordance with the provisions of the Indenture, there can be no assurance that any particular transaction (including a highly leveraged transaction) cannot be structured or effected in a manner not constituting a Change of Control.

        The Credit Agreement currently limits the right of the Company to purchase any notes prior to their scheduled maturity and also provides that a Change of Control with respect to the Company is a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing notes, the Company could seek a waiver of the default under the Credit Agreement, the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a waiver and consent or repay such borrowings, the Company would remain prohibited from purchasing notes and be in default under the Credit Agreement. In such case, the Company's failure to purchase tendered notes would, in turn, constitute an Event of Default under the Indenture. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of notes.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company to another Person or group may be uncertain.

        Asset sales.    The Company will not, and will not permit any of its Restricted Subsidiaries to:

          (1)   sell, lease, convey or otherwise dispose of any assets (including by way of a Sale and Leaseback Transaction, but excluding a Qualifying Sale and Leaseback Transaction) other than sales of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company will be governed by the provisions of the Indenture described above under the caption "Change of control" and/or the provisions described below under the caption "Certain covenants—Merger, consolidation or sale of assets" and not by the provisions of this covenant); or

          (2)   issue or sell Equity Interests of any of its Restricted Subsidiaries that, in the case of either clause (1) or (2) above, whether in a single transaction or a series of related transactions:

              (i)  have a fair market value in excess of $2.0 million; or

             (ii)  result in Net Proceeds in excess of $2.0 million, each of the foregoing, an Asset Sale, unless (x) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an Officers' Certificate delivered to the Trustee, and for Asset Sales having a fair market value or resulting in net proceeds in excess of $10.0 million, evidenced by a resolution of the Company's board of directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents, like-kind assets or other assets used in or useful in the Company's business (in each case as determined in good faith by the Company, evidenced by a resolution of the Company's board of directors and certified by an Officers' Certificate delivered to the Trustee);

provided, however, that the amount of:

              (A)  any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes or any subsidiary guarantee) that are assumed by the transferee of any such assets; and

              (B)  any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) or Cash Equivalents, shall be deemed to be cash for purposes of this provision; and provided, further, that the 75% limitation referred to in the foregoing clause (ii) (y) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation. For the avoidance of doubt, a disposition that constitutes a Restricted Payment will be governed by the provisions of the Indenture described below under the covenant entitled "Restricted payments" and not by the provisions of this covenant.

        A transfer of assets or issuance of Equity Interests by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary will not be deemed to be an Asset Sale.

        Within 360 days of any Asset Sale, the Company may, at its option, apply an amount equal to the Net Proceeds from such Asset Sale either:

          (1)   to permanently reduce Senior Debt; or

          (2)   to an investment in a Restricted Subsidiary or in another business or capital expenditure or other long-term/tangible assets, in each case, in the same line of business as the Company or any of its Restricted Subsidiaries was engaged on the date of the Indenture or in businesses similar or reasonably related thereto.

        Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Bank Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from such Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer to all Holders of the notes, all holders of the 7 1/2% notes, the 8 5/8% notes, the 7 1/4% notes, the 7 3/4% notes, the 6 5/8% notes, the 8 3/4% notes, the 8% notes due 2018, the 6 3/4% notes and the 8% notes due 2020, and the holders of any future Indebtedness ranking pari passu with the notes, which Indebtedness contains similar provisions requiring the Company to repurchase such Indebtedness, or an Asset Sale Offer, to purchase the maximum principal amount of notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of notes and other pari passu Indebtedness (including the 7 1/2% notes, the 8 5/8% notes, the 7 1/4% notes, the 7 3/4% notes, the 6 5/8% notes, the 8 3/4% notes, the 8% notes due 2018, the 6 3/4% notes and the 8% notes due 2020) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of notes and such other Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict. Existing agreements governing the Company's outstanding Senior Debt generally restrict the Company from purchasing any notes prior to scheduled maturity and also provide that certain asset sale events with respect to the Company would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company would remain prohibited from purchasing notes. In such case, the Company's failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of notes.

Selection and notice

        If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under "—Book-entry, delivery and form," based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

        No notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 10 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address.

        If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption.

Certain covenants

        Changes in covenants when notes rated investment grade.    If on any date following the date of the indenture:

          (1)   at least two of the following events occurs:

              (i)  the notes are rated Baa3 or better by Moody's Investors Service,

             (ii)  the notes are rated BBB- or better by Standard & Poor's Rating Group, a division of McGraw Hill, Inc., or

            (iii)  the notes are rated BBB- or better by Fitch Ratings Inc.,

(or, if any such entity ceases to rate the notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency); and

          (2)   no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the notes, the covenants described under the following captions in this prospectus supplement will no longer be applicable to the notes:

          (1)   "—Repurchase at the option of holders—Asset sales";

          (2)   "—Restricted payments";

          (3)   "—Incurrence of indebtedness and issuance of preferred stock";

          (4)   "—Dividend and other payment restrictions affecting restricted subsidiaries";

          (5)   "—Transactions with affiliates";

          (6)   clause (3) of the covenant described below under the caption "—Additional subsidiary guarantees";

          (7)   "—Unrestricted subsidiaries";

          (8)   clause (4) of the covenant described below under the caption "—Merger, consolidation or sale of assets"; and

          (9)   clause (2) of the covenant described below under the caption "—Limitation on sale and leaseback transactions."

        There can be no assurance that the notes will ever achieve an investment grade rating or that any such rating will be maintained.

        Restricted payments.    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or such Restricted Subsidiary or dividends or distributions payable to the Company or any Restricted Subsidiary);

          (2)   purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

          (3)   purchase, redeem or otherwise acquire or retire prior to scheduled maturity for value any Indebtedness that is subordinated in right of payment to the notes; or

          (4)   make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as Restricted Payments);

unless, at the time of such Restricted Payment:

              (i)  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

             (ii)  the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant entitled "Incurrence of indebtedness and issuance of preferred stock"; and

            (iii)  such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after October 1, 1996 is less than (x) the cumulative EBITDA of the Company, minus 1.75 times the cumulative

    Consolidated Interest Expense of the Company, in each case for the period (taken as one accounting period) from June 30, 1996, to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus (y) the aggregate net Equity Proceeds received by the Company from the issuance or sale since the date of the 1996 Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests or convertible debt securities sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (z) $2.0 million.

        As of June 30, 2009, the amount that would have been available to the Company for Restricted Payments pursuant to this clause (iii) would have been approximately $2.8 billion. Under the indentures for the Company's outstanding 8 5/8% notes, 7 3/4% notes and 6 5/8% notes, the amount of Restricted Payments that would have been available to the Company under the comparable Restricted Payment covenant was approximately $1.9 billion. Under the indentures for the outstanding 7 1/4% notes, the amount of Restricted Payments that would have been available to the Company under the comparable Restricted Covenant was approximately $2.2 billion. Under the indentures for the outstanding 7 1/2% notes, 8 3/4% notes, 8% notes due 2018, 6 3/4% notes and 8% notes due 2020, the amount of Restricted Payments that would have been available to the Company under the comparable Restricted Payment covenant was approximately $2.8 billion. The Company has similar (and more restrictive) covenants in its Credit Agreement. The amount of Restricted Payments that the Company could make without violating these covenants is substantially less than the amount that would be permitted under the Indenture.

        The foregoing provisions will not prohibit:

          (1)   the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

          (2)   the redemption, repurchase, retirement or other acquisition or retirement for value of any Equity Interests of the Company in exchange for, or with the net cash proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock);

          (3)   the defeasance, redemption, repurchase, retirement or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes in exchange for, or with the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock);

          (4)   the defeasance, redemption, repurchase, retirement or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes in exchange for, or with the net cash proceeds of, a substantially concurrent issue and sale (other than to the Company or any of its Restricted Subsidiaries) of Refinancing Indebtedness;

          (5)   the repurchase of any Indebtedness subordinated in right of payment to the notes at a purchase price not greater than 101% of the principal amount of such Indebtedness in the event of a Change of Control in accordance with provisions similar to the "Change of control" covenant, provided that prior to or contemporaneously with such repurchase the Company has made the Change of Control Offer as provided in such covenant with respect to the notes and has repurchased all notes validly tendered for payment in connection with such Change of Control Offer; and

          (6)   additional payments to current or former employees or directors of the Company for repurchases of stock, stock options or other equity interests, provided that the aggregate amount of all such payments under this clause (6) does not exceed $0.5 million in any year and $2.0 million in the aggregate.

        The Restricted Payments described in clauses (2), (3), (5) and (6) of the immediately preceding paragraph will be Restricted Payments that will be permitted to be taken in accordance with such paragraph but will reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the first paragraph of this section, and the Restricted Payments described in clauses (1) and (4) of the immediately preceding paragraph will be Restricted Payments that will be permitted to be taken in accordance with such paragraph and will not reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the first paragraph of this section.

        If an Investment results in the making of a Restricted Payment, the aggregate amount of all Restricted Payments deemed to have been made as calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise) to the extent such net reduction is not included in the Company's EBITDA; provided, however, that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (a) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (b) the initial amount of such Investment. In addition, for the avoidance of doubt and to avoid double counting, if an Investment results in the making of a Restricted Payment, then the subsequent assignment, contribution, distribution or other transfer of such Investment by the Company or any Restricted Subsidiary of the Company to any Excluded Restricted Subsidiary or Unrestricted Subsidiary shall not be considered a new Investment or Restricted Payment and shall not further reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the first paragraph of this section.

        If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, such Investment will no longer be counted as a Restricted Payment for purposes of calculating the aggregate amount of Restricted Payments.

        For the purpose of making any Restricted Payment calculations under the Indenture:

          (1)   Investments will include the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and will exclude the fair market value of the net assets of any Unrestricted Subsidiary that is designated as a Restricted Subsidiary, in each case with fair market value determined by the Company's board of directors in good faith and, for the avoidance of doubt, such inclusions and exclusions will not be limited by the amount of any Investment or aggregate Investments;

          (2)   any asset or property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, provided that, in each case the fair market value of an asset or property is as determined by the Company's board of directors in good faith and, for the avoidance of doubt, the fair market value (as so determined) of such asset or property shall be subtracted from (in the case of a transfer to an Unrestricted Subsidiary) or added to (in the case of a transfer from an Unrestricted Subsidiary) the calculation under clause (iii) of the first paragraph of this section; and

          (3)   subject to the foregoing, the amount of any Restricted Payment, if other than cash, will be determined by the Company's board of directors, whose good faith determination will be conclusive.

        The Company's board of directors may designate a Restricted Subsidiary to be an Unrestricted Subsidiary in compliance with the covenant entitled "Unrestricted subsidiaries." Upon such designation, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments made at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        Incurrence of indebtedness and issuance of preferred stock.    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to, or, collectively, incur, any Indebtedness (including Acquired Debt) and the Company will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness and may permit a Restricted Subsidiary to incur Indebtedness if, at the time of such incurrence and after giving effect thereto, the Leverage Ratio would be less than 6.5 to 1.0.

        The foregoing limitations will not apply to:

          (1)   the incurrence by the Company or any Restricted Subsidiary of Senior Bank Debt in an aggregate amount not to exceed $790.0 million at any one time outstanding;

          (2)   the issuance by the Restricted Subsidiaries of subsidiary guarantees;

          (3)   the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (4)   the issuance by the Company of the notes;

          (5)   the incurrence by the Company and its Restricted Subsidiaries of Capital Lease Obligations and/or additional Indebtedness constituting purchase money obligations up to an aggregate of $5.0 million at any one time outstanding, provided that the Liens securing such Indebtedness constitute Permitted Liens;

          (6)   the incurrence of Indebtedness between (i) the Company and its Restricted Subsidiaries and (ii) the Restricted Subsidiaries;

          (7)   Hedging Obligations that are incurred in the ordinary course of business, provided, in the case of Hedging Obligations with respect to Indebtedness, that such Indebtedness is permitted to be outstanding by the terms of the Indenture;

          (8)   the incurrence by the Company and its Restricted Subsidiaries of Indebtedness arising out of letters of credit, performance bonds, surety bonds and bankers' acceptances incurred in the ordinary course of business up to an aggregate of $5.0 million at any one time outstanding;

          (9)   the incurrence by the Company and its Restricted Subsidiaries of Indebtedness consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;

          (10) the incurrence by the Company and its Restricted Subsidiaries of Refinancing Indebtedness issued in exchange for, or the proceeds of which are used to repay, redeem, defease, extend, refinance, renew, replace or refund, Indebtedness referred to in clauses (2) through (5) above, and this clause (10) or that was otherwise permitted to be incurred pursuant to the test set forth in the first paragraph of this covenant; and

          (11) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (11), not to exceed $50.0 million.

        There are additional limitations on the ability of some Excluded Restricted Subsidiaries to incur Indebtedness as provided in the covenant described under the caption "Dividend and other payment restrictions affecting restricted subsidiaries."

        For purposes of determining compliance with this "Incurrence of indebtedness and issuance of preferred stock" covenant, for the avoidance of doubt, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted debt described in clauses (1) through (11) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in the Consolidated Interest Expense of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any of its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        The amount of any Indebtedness outstanding as of any date will be:

          (1)   the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

          (2)   the principal amount of the Indebtedness, in the case of any other Indebtedness; and

          (3)   in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

              (i)  the fair market value of such assets at the date of determination; and

             (ii)  the amount of the Indebtedness of the other Person.

        Liens.    Neither the Company nor any of its Restricted Subsidiaries may directly or indirectly create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) upon any property or assets now owned or hereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income therefrom, unless (a) in the case of any Lien securing any Indebtedness that is subordinate to the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (b) in the case of any other Lien, the notes are equally and ratably secured with the obligation or liability secured by such Lien.

        Dividend and other payment restrictions affecting restricted subsidiaries.    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1)   (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2)   make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3)   transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1)   Existing Indebtedness;

          (2)   the Credit Agreement as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the date of the Indenture;

          (3)   the Indenture and the notes;

          (4)   applicable law, including, for the avoidance of doubt, any applicable rule, regulation or order;

          (5)   any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms of the Indenture;

          (6)   customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

          (7)   restrictions on the transfer of property subject to purchase money obligations or Capital Lease Obligations otherwise permitted by clause (5) of the covenant entitled "Incurrence of indebtedness and issuance of preferred stock";

          (8)   permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced;

          (9)   any agreement or instrument governing Indebtedness of an Excluded Restricted Subsidiary, provided that (i) at the time such agreement or instrument is entered into, such Excluded Restricted Subsidiary and its Restricted Subsidiaries have a Leverage Ratio of less than 6.5 to 1.0 and (ii) neither such Excluded Restricted Subsidiary nor any of its Restricted Subsidiaries shall, directly or indirectly, incur any Indebtedness (including Acquired Debt) unless at the time of such incurrence and after giving effect thereto, the Leverage Ratio for such Excluded Restricted Subsidiary and its Restricted Subsidiaries would be less than 6.5 to 1.0. For purposes of determining the Leverage Ratio under this clause (9) only, all references to the "Company" and its "Restricted Subsidiaries" or similar references in the definition of "Leverage Ratio" and other defined terms necessary to determine the Leverage Ratio shall be deemed to refer to such Excluded Restricted Subsidiary and its Restricted Subsidiaries, respectively; or

          (10) agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption "—Incurrence of indebtedness and issuance of preferred stock" and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in the Indenture, the notes and the subsidiary guarantees.

        Merger, consolidation or sale of assets.    The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

          (1)   either: (i) the Company is the surviving corporation or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia (provided that, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia);

          (2)   the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the notes and the Indenture (pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee);

          (3)   immediately after such transaction no Default or Event of Default exists; and

          (4)   the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, will, at the time of such transaction and after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant entitled "Incurrence of indebtedness and issuance of preferred stock."

        This "Merger, consolidation or sale of assets" covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries. Clauses (3) and (4) of the first paragraph of this covenant will not apply to (i) any merger or consolidation of the Company with or into one of its Restricted Subsidiaries for any purpose or (ii) with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction in the United States.

        Transactions with affiliates.    The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, each of the foregoing, an Affiliate Transaction, unless:

          (1)   such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a non-Affiliated Person; and

          (2)   the Company delivers to the Trustee:

              (i)  with respect to any Affiliate Transaction involving aggregate payments in excess of $5.0 million, a resolution of the Company's board of directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Company's board of directors; and

             (ii)  with respect to any Affiliate Transaction involving aggregate payments in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing.

        The following items shall not be deemed Affiliate Transactions and therefore, will not be subject to the provisions of the prior paragraph:

          (1)   any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

          (2)   transactions between or among the Company and/or its Restricted Subsidiaries;

          (3)   transactions permitted by the provisions of the Indenture described above under the covenant entitled "Restricted payments;" and

          (4)   the grant of stock, stock options or other equity interests to employees and directors of the Company and any Restricted Subsidiary in accordance with duly adopted Company stock grant, stock option and similar plans.

        The provisions set forth in clause (b) above shall not apply to sales of inventory by the Company or any Restricted Subsidiary to any Affiliate in the ordinary course of business. The provisions of clause (b) (ii) above shall not apply to loans or advances to the Company or any Restricted Subsidiary from, or equity investments in the Company or any Restricted Subsidiary by, any Affiliate to the extent permitted by the provisions of the Indenture described above under the covenant entitled "Incurrence of indebtedness and issuance of preferred stock."

        Certain senior subordinated debt.    The Company will not incur any Indebtedness that is subordinated or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the notes. The Company will not permit any Restricted Subsidiary to incur any Indebtedness that is subordinated or junior in right of payment to its Senior Debt and senior in any respect in right of payment to its subsidiary guarantee.

        Additional subsidiary guarantees.    If any entity (other than an Excluded Restricted Subsidiary) shall become a Restricted Subsidiary after the date of the Indenture, then such Restricted Subsidiary shall execute a subsidiary guarantee and deliver an opinion of counsel with respect thereto, in accordance with the terms of the Indenture.

        No Restricted Subsidiary (including any Excluded Restricted Subsidiary) may consolidate (or, for the avoidance of doubt, amalgamate) with or merge with or into (whether or not such Restricted Subsidiary is the surviving Person), another Person (other than the Company) whether or not affiliated with such Restricted Subsidiary unless:

          (1)   subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation (or amalgamation) or merger (if other than such Restricted Subsidiary) assumes all the obligations of such Restricted Subsidiary under its subsidiary guarantee (except in the case of an Excluded Restricted Subsidiary) pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee;

          (2)   immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (3)   such Restricted Subsidiary, or any Person formed by or surviving any such consolidation (or amalgamation) or merger, would be permitted to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of the covenant entitled "Incurrence of indebtedness and issuance of preferred stock."

        In the event of:

          (1)   a sale or other disposition of all of the assets of any Restricted Subsidiary, by way of merger, consolidation (or amalgamation) or otherwise;

          (2)   a sale or other disposition of all of the capital stock of any Restricted Subsidiary; or

          (3)   the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the covenant entitled "Unrestricted subsidiaries,"

then such Restricted Subsidiary (in the event of a sale or other disposition, by way of such a merger, consolidation (or amalgamation) or otherwise, of all of the capital stock of such Restricted Subsidiary or in the event of the designation of such Restricted Subsidiary as an Unrestricted Subsidiary) or the Person acquiring the property (in the event of a sale or other disposition of all of the assets of such Restricted Subsidiary) will be released and relieved of any obligations under its subsidiary guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "—Repurchase at the option of holders—Asset sales."

        Unrestricted subsidiaries.    The Company's board of directors may designate any Subsidiary (including any Restricted Subsidiary or any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as:

          (1)   neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary;

          (2)   no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity;

          (3)   any Investment in such Subsidiary deemed to be made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the covenant entitled "Restricted payments;"

          (4)   neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than (i) those that might be obtained at the time from Persons who are not Affiliates of the Company or (ii) administrative, tax sharing and other ordinary course contracts, agreements, arrangements and understandings or obligations entered into in the ordinary course of business; and

          (5)   neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other Equity Interests in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results other than as permitted under the covenant entitled "Restricted payments."

        Notwithstanding the foregoing, the Company may not designate as an Unrestricted Subsidiary any Subsidiary which, on the date of the indenture for the 8 1/4% notes, was a Significant Subsidiary, and may not sell, transfer or otherwise dispose of any properties or assets of any such Significant Subsidiary to an Unrestricted Subsidiary, other than in the ordinary course of business, in each case other than Iron Mountain Global, Inc. and its Subsidiaries (including without limitation IME and its Subsidiaries). For the avoidance of doubt, the provisions of this covenant shall not limit or restrict the ability of any Restricted Subsidiary to sell, transfer or otherwise dispose of any properties or assets to any other Subsidiary, including any Unrestricted Subsidiary, to the extent such sale, transfer or other disposition is permitted by the provisions of the Indenture described above under the covenants entitled "—Offer to repurchase notes—Asset sales" or "—Transactions with affiliates."

        The Company's board of directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if:

          (1)   such Indebtedness is permitted under the "Incurrence of indebtedness and issuance of preferred stock" covenant; and

          (2)   no Default or Event of Default would occur as a result of such designation.

        Limitation on sale and leaseback transactions.    The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

          (1)   the consideration received in such Sale and Leaseback Transaction is at least equal to the fair market value of the property sold, as determined by a resolution of the board of directors of the Company; and

          (2)   the Company or such Restricted Subsidiary could incur the Attributable Indebtedness in respect of such Sale and Leaseback Transaction in compliance with the covenant entitled "Incurrence of indebtedness and issuance of preferred stock."

        Reports.    Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Company will furnish to the Holders of notes:

          (1)   all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

          (2)   all financial information that would be required to be included in a Form 8-K filed with the SEC if the Company were required to file such reports.

        In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to investors who request it in writing.

        Notwithstanding the foregoing, if at any time the notes are guaranteed by any direct or indirect parent company of the Company, the indenture will permit the Company to satisfy its obligations under this covenant with respect to financial information relating to the Company by furnishing financial information relating to such direct or indirect parent company; provided, however, that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent company and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company, the Guarantors and the other Subsidiaries of the Company on a standalone basis, on the other hand.

Events of default and remedies

        Each of the following constitutes an "Event of Default:"

          (1)   default for 30 days in the payment when due of interest on the notes (whether or not prohibited by the subordination provisions of the Indenture);

          (2)   default in payment when due of the principal of or premium, if any, on the notes (whether or not prohibited by the subordination provisions of the Indenture);

          (3)   failure by the Company to comply with the provisions described under "—Repurchase at the option of holders—Change of control;"

          (4)   failure by the Company or any guarantor for 60 days after written notice from the Trustee or Holders of not less than 25% of the aggregate principal amount of the notes outstanding to comply with any of its other agreements in the Indenture, notes or the subsidiary guarantees;

          (5)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee exists on the date of the Indenture or is created thereafter, if:

              (i)  such default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such Indebtedness at final maturity of such Indebtedness; and

             (ii)  the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other such Indebtedness that has been accelerated or not paid at maturity, exceeds $50.0 million;

          (6)   failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $50.0 million, which judgments remain unpaid, undischarged or unstayed for a period of 60 days;

          (7)   certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries; and

          (8)   except as permitted by the Indenture or the subsidiary guarantees, any subsidiary guarantee issued by a Restricted Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Restricted Subsidiary or any Person acting on behalf of any Restricted Subsidiary shall deny or disaffirm in writing its obligations under its subsidiary guarantee.

        If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately; provided, however, that if any Obligation with respect to Senior Bank Debt is outstanding pursuant to the Credit Agreement upon a declaration of acceleration of the notes, the principal, premium, if any, and interest on the notes will not be payable until the earlier of:

          (1)   the day which is five business days after written notice of acceleration is received by the Company and the Credit Agent; or

          (2)   the date of acceleration of the Indebtedness under the Credit Agreement. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary, the principal of, and premium, if any, and any accrued and unpaid interest on all outstanding notes will become due and payable without further action or notice.

        Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. In the event of a declaration of acceleration of the notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) above, the declaration of acceleration of the notes shall be automatically annulled if the holders of any Indebtedness described in clause (5) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days from the date of such declaration and if:

          (1)   the annulment of the acceleration of the notes would not conflict with any judgment or decree of a competent jurisdiction; and

          (2)   all existing Events of Default, except non-payment of principal or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

        In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the Make Whole Price or premium, as applicable, that the Company would have had to pay if the Company then had elected to redeem the notes pursuant to the optional redemption provisions of the Indenture, the applicable Make Whole Price, or an equivalent premium, as the case may be, shall become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.

        The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No personal liability of directors, officers, employees and stockholders

        No director, officer, employee, incorporator or stockholder of the Company or any Restricted Subsidiary, as such, shall have any liability for any obligations of the Company or any Restricted Subsidiary under the notes, the subsidiary guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note and the subsidiary guarantees waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes and the subsidiary guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal defeasance and covenant defeasance

        The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes, or Legal Defeasance, except for:

          (1)   the rights of Holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due;

          (2)   the Company's obligations with respect to the notes concerning issuing temporary notes; registration of notes; mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants, including the one described above under the caption "Reports," that are described in the Indenture, or Covenant Defeasance, and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership and insolvency events) described under "Events of default and remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the outstanding notes;

          (2)   in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default shall have occurred and be continuing on the date of the deposit described in clause (1) above, or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6)   the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7)   the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (8)   the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Book-entry, delivery and form

        The notes will be issued in the form of one or more fully registered global notes in book entry form, which will be deposited with, or on behalf of, DTC and registered in the name of DTC's nominee, Cede & Co. Except as set forth below, the global notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

        So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole holder of the notes represented by such global note for all purposes under the indenture and the beneficial owners of the notes will be entitled only to those rights and benefits afforded to them in accordance with DTC's regular operating procedures. Upon specified written instructions of a participant in DTC, DTC will have its nominee assist participants in the exercise of certain holders' rights, such as demand for acceleration of maturity or an instruction to the trustee. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture.

        If (1) DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by us within 90 days, (2) an event of default under the indenture relating to the notes has occurred and is continuing and the beneficial owners representing a majority in principal amount of notes advise DTC to cease acting as depository for the notes or (3) we, in our sole discretion, determine at any time that the notes shall no longer be represented by a global note, we will issue individual notes in certificated form of the same series and like tenor and in the applicable principal amount in exchange for the notes represented by the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual notes in certificated form of the same series and like tenor, equal in principal amount to such beneficial interest and to have the notes in certificated form registered in its name. Notes so issued in certificated form will be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof and will be issued in registered form only, without coupons.

        The following is based on information furnished by DTC:

        DTC will act as securities depository for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC.

        DTC, the world's largest securities depository, is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for almost 2.5 million issues of U.S. and non U.S. equity issues, corporate and municipal debt issues and money market instruments from over 100 countries that DTC's direct participants deposit with DTC.

        DTC also facilitates the post trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. Access to the DTC system is also available to others such as both U.S. and non U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor's highest rating: AAA. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

        Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in notes, except in the event that use of the book entry system for the notes is discontinued. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Such limits and such laws may impair the ability of such persons to own, transfer or pledge beneficial interests in a global note.

        To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC's records reflect only the identity of the direct participants to whose accounts the notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        We will pay principal of and interest, premium, if any, and Make-Whole Amount, if any, on the notes in same day funds to the trustee and from the trustee to DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records upon DTC's receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of these participants and not of us, the trustee, DTC, or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal, interest, premium, if any, and Make-Whole Amount, if any, to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is the responsibility of us or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participants.

        We will send any redemption notices to DTC. If less than all of the notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        DTC may discontinue providing its services as securities depository for the notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depository is not obtained, we will print and deliver certificated notes. We may decide to discontinue use of the system of book entry transfers through DTC (or a successor securities depository). In that event, we will print and deliver certificated notes.

        We, the underwriters and the trustee will have no responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        The information in this section concerning DTC and DTC's system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Same-day settlement and payment

        The underwriters will make settlement for the notes in immediately available funds. We will make all payments of principal and interest in respect of the notes in immediately available funds.

        The notes will trade in DTC's Same-Day Funds Settlement System until maturity or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds. We expect that secondary trading in the certificated securities, if any, will also be settled in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Amendment, supplement and waiver

        Except as provided in the next two succeeding paragraphs, the Indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for notes), and any existing default or compliance with any provision of the Indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a tender offer or exchange offer for notes).

        Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder of notes):

          (1)   reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes in a manner adverse to the Holders of the notes;

          (3)   reduce the rate of or change the time for payment of interest on any note;

          (4)   waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

          (5)   make any note payable in money other than that stated in the notes;

          (6)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of or premium, if any, or interest on the notes;

          (7)   waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the option of holders");

          (8)   except pursuant to the Indenture, release any Restricted Subsidiary from its obligations under its subsidiary guarantee, or change any subsidiary guarantee in any manner that would materially adversely affect the Holders; or

          (9)   make any change in the foregoing amendment and waiver provisions.

        Notwithstanding the foregoing, without the consent of any Holder of notes, the Company and the Trustee may amend or supplement the Indenture or the notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated notes in addition to or in place of certificated notes, to provide for the assumption of the Company's obligations to Holders of the notes in the case of a merger, consolidation or amalgamation, to make any change that would provide any additional rights or benefits to the Holders of the notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the trustee

        The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions. However, if it acquires any conflicting interest it must eliminate such conflict within 90 days, resign or apply to the SEC for permission to continue.

        The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional information

        Anyone who receives this prospectus supplement may obtain a copy of the Indenture without charge by writing to Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111, Attention: Investor Relations.

Certain definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person, existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

          (2)   Indebtedness encumbering any asset acquired by such specified Person.

        "Acquisition EBITDA" means, as of any date of determination, with respect to an Acquisition EBITDA Entity, the sum of:

          (1)   EBITDA of such Acquisition EBITDA Entity for the most recently ended four full fiscal quarters for which internal financial statements are available at such date of determination (adjusted to give pro forma effect to any acquisition or disposition of a business or Person by such Acquisition EBITDA Entity consummated during the period covered by, or after the date of, such four full fiscal quarters) or, if statements are not available for such four full fiscal quarters, EBITDA for the most recently ended fiscal quarter for which internal financial statements are available, annualized, plus

          (2)   projected quantifiable improvements in operating results (on an annualized basis) due to cost reductions calculated in good faith by the Company or one of its Restricted Subsidiaries, as certified by an Officers' Certificate filed with the Trustee, without giving effect to any operating losses of the acquired Person.

        "Acquisition EBITDA Entity" means, as of any date of determination, a business or Person:

          (1)   which has been acquired by the Company or one of its Restricted Subsidiaries and with respect to which internal financial statements on a consolidated basis with the Company are not available for four full fiscal quarters; or

          (2)   which is to be acquired in whole or in part with Indebtedness, the incurrence of which will require the calculation on such date of the Acquisition EBITDA of such Acquisition EBITDA Entity for purposes of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Adjusted EBITDA" means, as of any date of determination and without duplication, the sum of:

          (1)   EBITDA of the Company and its Restricted Subsidiaries for the Company's most recently ended four full fiscal quarters for which internal financial statements are available at such date of determination; and

          (2)   Acquisition EBITDA of each business or Person that is an Acquisition EBITDA Entity as of such date of determination, multiplied by a fraction, (i) the numerator of which is 12 minus the number of months (and/or any portion thereof) in such most recent four full fiscal quarters for which the financial results of such Acquisition EBITDA Entity are included in the EBITDA of the Company and its Restricted Subsidiaries under clause (1) above, and (ii) the denominator of which is 12. The effects of unusual items, including merger related expenses permitted to be shown as a separate line item on a statement of operations in accordance with GAAP, or non-recurring items in respect of the Company, a Restricted Subsidiary or an Acquisition EBITDA Entity occurring in any period shall be excluded in the calculation of Adjusted EBITDA.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

        "Attributable Indebtedness" in respect of a Sale and Leaseback Transaction means, as of the time of determination, the greater of:

          (1)   the fair market value of the property subject to such arrangement (as determined by the board of directors of the Company); and

          (2)   the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining terms of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

        "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

        "Cash Equivalents" means:

          (1)   securities with maturities of one year or less from the date of acquisition, issued, fully guaranteed or insured by the United States Government or any agency thereof;

          (2)   certificates of deposit, time deposits, overnight bank deposits, bankers acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition;

          (3)   commercial paper of an issuer rated at least A-2 by Standard & Poor's Rating Group, a division of McGraw Hill, Inc., or P-2 by Moody's Investors Service, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and having maturities of 270 days or less from the date of acquisition;

          (4)   money market accounts or funds with or issued by Qualified Issuers; and

          (5)   Investments in money market funds substantially all of the assets of which are comprised of securities and other obligations of the types described in clauses (1) through (3) above.

        "Change of Control" means the occurrence of any of the following events:

          (1)   any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principal Stockholders (or any of them), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than a majority of the voting power of all classes of Voting Stock of the Company;

          (2)   the Company consolidates with, or merges with or into, another Person (as defined below) or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation) or is converted into or exchanged for (A) Voting Stock (other than Disqualified Stock) of the surviving or transferee Person or (B) cash, securities and other property (other than Capital Stock described in the foregoing clause (A)) of the surviving or transferee Person in an amount that could be paid as a Restricted Payment as described under the "Restricted payments" covenant and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principal Stockholders (or any of them), is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than a majority of the total outstanding Voting Stock of the surviving or transferee Person;

          (3)   during any consecutive two-year period, individuals who at the beginning of such period constituted the Company's board of directors (together with any new directors whose election to such board of directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office; or

          (4)   the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "Merger, consolidation or sale of assets."

        "Consolidated Adjusted Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding:

          (1)   any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto);

          (2)   any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales;

          (3)   the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions by such Person during such period; and

          (4)   the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination.

        "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" means, for any period, without duplication, the sum of:

          (1)   the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation:

              (i)  amortization of debt discount;

             (ii)  the net cost of interest rate contracts (including amortization of discounts);

            (iii)  the interest portion of any deferred payment obligation;

            (iv)  amortization of debt issuance costs; and

             (v)  the interest component of Capital Lease Obligations of the Company and its Restricted Subsidiaries; plus

          (2)   all interest on any Indebtedness of any other Person guaranteed and paid by the Company or any of its Restricted Subsidiaries;

provided, however, that Consolidated Interest Expense will not include any gain or loss from extinguishment of debt, including write-off of debt issuance costs.

        "Consolidated Non-Cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries (including without limitation any minority interest) reducing Consolidated Adjusted Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge to the extent that it requires an accrual of or reserve for cash charges for any future period).

        "Credit Agent" means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the lenders party to the Credit Agreement, or any successor or successors party thereto.

        "Credit Agreement" means that certain Credit Agreement, dated as of April 16, 2007, as amended, among the Company, the lenders party thereto and the Credit Agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, supplemented, modified, renewed, refunded, increased, extended, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

        "Designated Senior Debt" means:

          (1)   Senior Bank Debt; and

          (2)   other Senior Debt the principal amount of which is $50.0 million or more at the date of designation by the Company in a written instrument delivered to the Trustee.

        Senior Debt designated as Designated Senior Debt pursuant to clause (2) shall cease to be Designated Senior Debt at any time that the aggregate principal amount thereof outstanding is $10.0 million or less.

        "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, for cash or other property (other than Capital Stock that is not Disqualified Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, in each case on or prior to the stated maturity of the notes.

        "Dollars" and "$" mean lawful money of the United States of America.

        "EBITDA" means for any period Consolidated Adjusted Net Income for such period increased by:

          (1)   Consolidated Interest Expense for such period; plus

          (2)   Consolidated Income Tax Expense for such period; plus

          (3)   Consolidated Non-Cash Charges for such period.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Proceeds" means:

          (1)   with respect to Equity Interests (or debt securities converted into Equity Interests) issued or sold for cash Dollars, the aggregate amount of such cash Dollars; and

          (2)   with respect to Equity Interests (or debt securities converted into Equity Interests) issued or sold for any consideration other than cash Dollars, the aggregate Market Price thereof computed on the date of the issuance or sale thereof.

        "Excluded Restricted Subsidiary" means any Restricted Subsidiary organized under the laws of a jurisdiction other than the United States (as defined in Regulation S under the Securities Act of 1933, as amended, or the Securities Act) and that has not delivered a subsidiary guarantee.

        "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than under the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

        "Guarantee" means, as applied to any obligation:

          (1)   a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and

          (2)   an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the obligation to reimburse amounts drawn down under letters of credit securing such obligations.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1)   interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

          (2)   other agreements or arrangements designed to manage interest rates or interest rate risk; and

          (3)   other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

        "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent:

          (1)   every obligation of such Person for money borrowed;

          (2)   every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)   every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

          (4)   every obligation of such Person issued or assumed as the deferred purchase price of property or services;

          (5)   every Capital Lease Obligation and every obligation of such Person in respect of Sale and Leaseback Transactions that would be required to be capitalized on the balance sheet in accordance with GAAP;

          (6)   all Disqualified Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price, plus accrued and unpaid dividends (unless included in such maximum repurchase price);

          (7)   all obligations of such Person under or with respect to Hedging Obligations which would be required to be reflected on the balance sheet as a liability of such Person in accordance with GAAP; and

          (8)   every obligation of the type referred to in clauses (1) through (7) of another Person and dividends of another Person the payment of which, in either case, such Person has guaranteed.

        For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness is required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person shall not be considered Indebtedness for purposes of this definition. The amount outstanding at any time of any Indebtedness issued with original issue discount is the aggregate principal amount at maturity of such Indebtedness, less the remaining unamortized portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

        "Leverage Ratio" means, at any date, the ratio of:

          (1)   the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, to

          (2)   Adjusted EBITDA, after giving pro forma effect, without duplication, to

              (i)  the incurrence, repayment or retirement of any Indebtedness by the Company or its Restricted Subsidiaries since the last day of the most recent full fiscal quarter of the Company;

             (ii)  if the Leverage Ratio is being determined in connection with the incurrence of Indebtedness by the Company or a Restricted Subsidiary, such Indebtedness; and

            (iii)  the Indebtedness to be incurred in connection with the acquisition of any Acquisition EBITDA Entity.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code, or equivalent statutes, of any jurisdiction).

        "Make-Whole Amount" means, with respect to any note, an amount equal to the excess, if any, of:

          (1)   the present value of the remaining principal, premium and interest payments that would be payable with respect to such note if such note were redeemed on August 15, 2014, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over

          (2)   the outstanding principal amount of such note.

        "Make-Whole Average Life" means, with respect to any date of redemption of notes, the number of years (calculated to the nearest one-twelfth) from such redemption date to August 15, 2014.

        "Make-Whole Price" means, with respect to any note, the greater of:

          (1)   the sum of the principal amount of and Make-Whole Amount with respect to such note; and

          (2)   the redemption price of such note on August 15, 2014.

        "Market Price" means:

          (1)   with respect to the calculation of Equity Proceeds from the issuance or sale of debt securities which have been converted into Equity Interests, the value received upon the original issuance or sale of such converted debt securities, as determined reasonably and in good faith by the Company's board of directors; and

          (2)   with respect to the calculation of Equity Proceeds from the issuance or sale of Equity Interests, the average of the daily closing prices for such Equity Interests for the 20 consecutive trading days preceding the date of such computation.

        The closing price for each day shall be:

          (1)   if such Equity Interests are then listed or admitted to trading on the New York Stock Exchange, or NYSE, the closing price on the NYSE Consolidated Tape (or any successor consolidated tape reporting transactions on the NYSE) or, if such composite tape shall not be in use or shall not report transactions in such Equity Interests, or if such Equity Interests shall be listed on a stock exchange other than the NYSE (including for this purpose the Nasdaq Stock Market), the last reported sale price regular way for such day, or in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which such Equity Interests are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of such Equity Interests have been traded during such 20 consecutive trading days); or

          (2)   if such Equity Interests are not listed or admitted to trading on any such exchange, the average of the closing bid and asked prices thereof in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System or any successor system, or if not included therein, the average of the closing bid and asked prices thereof furnished by two members of the National Association of Securities Dealers selected reasonably and in good faith by the Company's board of directors for that purpose. In the absence of one or more such quotations, the Market Price for such Equity Interests shall be determined reasonably and in good faith by the Company's board of directors.

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, which amount is equal to the excess, if any, of:

          (1)   the cash received by the Company or such Restricted Subsidiary (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such disposition, over

          (2)   the sum of:

              (i)  the amount of any Indebtedness which is secured by such asset and which is required to be repaid in connection with the disposition thereof; plus

             (ii)  the reasonable out-of-pocket expenses incurred by the Company or such Restricted Subsidiary, as the case may be, in connection with such disposition or in connection with the transfer of such amount from such Restricted Subsidiary to the Company; plus

            (iii)  provisions for taxes, including income taxes, attributable to the disposition of such asset or attributable to required prepayments or repayments of Indebtedness with the proceeds thereof; plus

            (iv)  if the Company does not first receive a transfer of such amount from the relevant Restricted Subsidiary with respect to the disposition of an asset by such Restricted Subsidiary and such Restricted Subsidiary intends to make such transfer as soon as practicable, the out-of-pocket expenses and taxes that the Company reasonably estimates will be incurred by the Company or such Restricted Subsidiary in connection with such transfer at the time such transfer is expected to be received by the Company (including, without limitation, withholding taxes on the remittance of such amount).

        "Obligations" means any principal, interest (including post-petition interest, whether or not allowed as a claim in any proceeding), penalties, fees, costs, expenses, indemnifications, reimbursements, damages and other liabilities payable under or in connection with any Indebtedness.

        "Officers' Certificate" means a certificate signed, unless otherwise specified, by any two of the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer and President, the Chief Financial Officer, the Controller, or an Executive Vice President of the Company, and delivered to the Trustee.

        "Permitted Investments" means:

          (1)   any Investments in the Company or in a Restricted Subsidiary (other than an Excluded Restricted Subsidiary) of the Company, including without limitation the Guarantee of Indebtedness permitted under the covenant entitled "Incurrence of indebtedness and issuance of preferred stock;"

          (2)   any Investments in Cash Equivalents;

          (3)   Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment;

              (i)  such Person becomes a Restricted Subsidiary (other than an Excluded Restricted Subsidiary) of the Company; or

             (ii)  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary (other than an Excluded Restricted Subsidiary) of the Company;

          (4)   Investments in assets (including accounts and notes receivable) owned or used in the ordinary course of business;

          (5)   Investments for any purpose related to the Company's records and information management business (including, without limitation, the Company's confidential destruction and fulfillment businesses) in an aggregate outstanding amount not to exceed $10.0 million; and

          (6)   Investments by the Company or a Restricted Subsidiary (other than an Excluded Restricted Subsidiary) in one or more Excluded Restricted Subsidiaries, the aggregate outstanding amount of which does not exceed 30% of the consolidated assets of the Company and its Restricted Subsidiaries (and, for the avoidance of doubt, Permitted Investments shall include any Investment by an Excluded Restricted Subsidiary in another Excluded Restricted Subsidiary).

        "Permitted Liens" means:

          (1)   Liens existing as of the date of issuance of the notes;

          (2)   Liens on property or assets of the Company or any Restricted Subsidiary securing Senior Debt;

          (3)   Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any Wholly Owned Restricted Subsidiary;

          (4)   Liens securing the notes or the Guarantees;

          (5)   any interest or title of a lessor under any Capital Lease Obligation or Sale and Leaseback Transaction so long as the Indebtedness, if any, secured by such Lien does not exceed the principal amount of Indebtedness permitted under the covenant entitled "Incurrence of indebtedness and issuance of preferred stock;"

          (6)   Liens securing Acquired Debt created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that such Lien does not extend to any property or assets of the Company or any Restricted Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Debt;

          (7)   Liens securing Hedging Obligations permitted to be incurred pursuant to clause (7) of the covenant entitled "Incurrence of indebtedness and issuance of preferred stock;"

          (8)   Liens arising from purchase money mortgages and purchase money security interests, or in respect of the construction of property or assets, incurred in the ordinary course of the business of the Company or a Restricted Subsidiary; provided that (i) the related Indebtedness is not secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired or constructed and (ii) the Lien securing such Indebtedness is created within 60 days of such acquisition or construction;

          (9)   statutory Liens or landlords' and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

          (10) Liens for taxes, assessments, government charges or claims with respect to amounts not yet delinquent or that are being contested in good faith by appropriate proceedings diligently conducted, if a reserve or other appropriate provision, if any, as is required in conformity with GAAP has been made therefor;

          (11) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money);

          (12) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary incurred in the ordinary course of business;

          (13) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (14) Liens arising under options or agreements to sell assets;

          (15) other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $10.0 million in the aggregate at any one time outstanding; and

          (16) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (15); provided that any such extension, renewal or replacement shall not extend to any additional property or assets.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Principal Stockholders" means each of Vincent J. Ryan, Schooner Corporation, C. Richard Reese, Kent P. Dauten, and their respective Affiliates.

        "Qualified Equity Offering" means an offering of Capital Stock, other than Disqualified Stock, of the Company for Dollars, whether registered or exempt from registration under the Securities Act.

        "Qualified Issuer" means:

          (1)   any lender party to the Credit Agreement; or

          (2)   any commercial bank:

              (i)  which has capital and surplus in excess of $500.0 million; and

             (ii)  the outstanding short-term debt securities of which are rated at least A-2 by Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. or at least P-2 by Moody's Investors Service, or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

        "Qualifying Sale and Leaseback Transaction" means any Sale and Leaseback Transaction between the Company or any of its Restricted Subsidiaries and any bank, insurance company or other lender or investor providing for the leasing to the Company or such Restricted Subsidiary of any property (real or personal) which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor and where the property in question has been constructed or acquired after the date of the Indenture.

        "Refinancing Indebtedness" means new Indebtedness incurred or given in exchange for, or the proceeds of which are used to repay, redeem, defease, extend, refinance, renew, replace or refund, other Indebtedness; provided, however, that:

          (1)   the principal amount of such new Indebtedness shall not exceed the principal amount of Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded (plus the amount of fees, premiums, consent fees, prepayment penalties and expenses incurred in connection therewith);

          (2)   such Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded or shall mature after the maturity date of the notes;

          (3)   to the extent such Refinancing Indebtedness refinances Indebtedness that has a final maturity date occurring after the initial scheduled maturity date of the notes, such new Indebtedness shall have a final scheduled maturity not earlier than the final scheduled maturity of the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded and shall not permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder of the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded;

          (4)   to the extent such Refinancing Indebtedness refinances Indebtedness subordinate to the notes, such Refinancing Indebtedness shall be subordinated in right of payment to the notes and to the extent such Refinancing Indebtedness refinances notes or Indebtedness pari passu with the notes, such Refinancing Indebtedness shall be pari passu with or subordinated in right of payment to the notes, in each case on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness so repaid, redeemed, defeased, extended, refinanced, renewed, replaced or refunded; and

          (5)   with respect to Refinancing Indebtedness incurred by a Restricted Subsidiary, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the subsidiary guarantee of such Restricted Subsidiary as the Indebtedness being extended, refinanced, renewed, replaced or refunded.

        "Restricted Subsidiary" means:

          (1)   each direct or indirect Subsidiary of the Company existing on the date of the Indenture (other than Iron Mountain South America Ltd., Iron Mountain Mexico, S.A. de R.L. de C.V., Iron Mountain India Holdings, IM Australia Holdings Pty Ltd., IM New Zealand Holdings ULC, Iron Mountain Asia Pacific Holdings Limited, Iron Mountain Assurance Corporation, Mountain West Palm Real Estate, Inc. and Upper Providence Venture I, L.P. and their respective direct and indirect Subsidiaries, and all direct and indirect Subsidiaries of Iron Mountain Europe (Group) Limited (other than IME, Iron Mountain (UK) Limited and Iron Mountain Secure Shredding Ltd.), and IRMT Cyprus Finance Limited); and

          (2)   any other direct or indirect Subsidiary of the Company formed, acquired or existing after the date of the Indenture (including an Excluded Restricted Subsidiary), excluding, however (unless otherwise designated by the Company's board of directors) any such direct or indirect Subsidiary of Iron Mountain South America Ltd., Iron Mountain Mexico, S.A. de R.L. de C.V., Iron Mountain India Holdings, IM Australia Holdings Pty Ltd., IM New Zealand Holdings ULC, Iron Mountain Asia Pacific Holdings Limited, Iron Mountain Europe (Group) Limited, IRMT Cyprus Finance Limited, Iron Mountain Assurance Corporation, Mountain West Palm Real Estate, Inc. or Upper Providence Venture I, L.P.,
  which, in the case of (1) or (2), is not designated by the Company's board of directors as an "Unrestricted Subsidiary."

        "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which a Person sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

        "Senior Bank Debt" means all Obligations outstanding under or in connection with the Credit Agreement (including Guarantees of such Obligations by Subsidiaries of the Company).

        "Senior Debt" means:

          (1)   the Senior Bank Debt; and

          (2)   any other Indebtedness permitted to be incurred by the Company or any Restricted Subsidiary, as the case may be, under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is:

              (i)  on a parity with or subordinated in right of payment to the notes; or

             (ii)  subordinated to Senior Debt on terms substantially similar to those of the notes.

        Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include:

          (1)   any liability for federal, state, local or other taxes owed or owing by the Company;

          (2)   any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

          (3)   any trade payables; or

          (4)   any Indebtedness that is incurred in violation of the Indenture, provided that such Indebtedness shall be deemed not to have been incurred in violation of the Indenture for purposes of this clause (4) if, in the case of any obligations under the Credit Agreement, the holders of such obligations or their agent or representative shall have received a representation from the Company to the effect that the incurrence of such Indebtedness does not violate the provisions of the Indenture.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.

        "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

        "Treasury Rate" means, at any time of computation, the yield to maturity at such time (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two business days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) of United States Treasury securities with a constant maturity most nearly equal to the Make-Whole Average Life; provided, however, that if the Make-Whole Average Life is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary that is designated by the Company's board of directors as an Unrestricted Subsidiary in accordance with the "Unrestricted Subsidiaries" covenant; and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Company's board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

          (2)   the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of the Company all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by the Company or by one or more Wholly Owned Restricted Subsidiaries of the Company.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

General

        The following summary of federal income tax considerations is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, and rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or possible differing interpretations. We have not sought a ruling from the Internal Revenue Service, or the IRS, with respect to any matter described in this summary, and we cannot provide any assurance that the IRS or a court will agree with the statements made in this summary. The summary applies to you only if you hold our notes as a capital asset, which generally is an asset held for investment rather than as inventory or as property used in a trade or business. The summary does not discuss all of the particular tax consequences that might be relevant to you if you are subject to special rules under the federal income tax law, for example, if you are:

  •
  a bank, life insurance company, regulated investment company or other financial institution,

  •
  a broker or dealer in securities or foreign currency,

  •
  a trader in securities,

  •
  a person that has a functional currency other than the U.S. dollar,

  •
  a person who acquires our notes in connection with employment or other performance of services,

  •
  a person subject to alternative minimum tax,

  •
  a person who owns our notes as part of a straddle, hedging transaction, conversion transaction or constructive sale transaction,

  •
  a tax-exempt entity, or

  •
  an expatriate.

        In addition, the following summary does not address all possible tax considerations relating to the acquisition, ownership and disposition of our notes, and in particular does not discuss any estate, gift, generation-skipping transfer, state, local or foreign tax considerations. For all these reasons, we encourage you to consult with your tax advisor about the federal income tax and other tax consequences of your acquisition, ownership and disposition of our notes.

        For purposes of this summary, you are a "U.S. holder" if you are a beneficial owner of our notes and for federal income tax purposes are:

  •
  a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal income tax laws,

  •
  a corporation or other entity treated as a corporation for federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

  •
  an estate the income of which is subject to federal income taxation regardless of its source, or

  •
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or an electing trust in existence on August 20, 1996 to the extent provided in Treasury regulations, and if your status as a U.S. holder is not overridden pursuant to the provisions of an applicable tax treaty. Conversely, you are a "non-U.S. holder" if you are a beneficial owner of our notes and are not a U.S. holder. If an entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of each partner will depend on the status of the partner and the activities and status of the partnership. We encourage you to consult your tax advisor if you are a partner in a partnership that holds notes.

Tax consequences for U.S. holders

        If you are a U.S. holder:

        Payments of interest.    You must generally include interest on a note in your gross income as ordinary interest income:

  •
  when you receive it, if you use the cash method of accounting for federal income tax purposes, or

  •
  when it accrues, if you use the accrual method of accounting for federal income tax purposes.

        Purchase price for a note that is allocable to prior accrued interest may be treated as offsetting a portion of the interest income from the next scheduled interest payment on the note. Any interest income so offset is not taxable.

        We would be required to pay you a premium if you require us to repurchase your notes on a Change of Control. Because we believe the likelihood that we will be obligated to make any such additional payment on the notes is remote, we intend to take the position (and this discussion assumes) that the notes will not be treated as contingent payment debt instruments under the applicable Treasury regulations. Assuming our position is respected, you would be required to treat any payments of premium as amounts realized upon the repurchase of the notes.

        Our determination that the notes are not contingent payment debt instruments is not binding on the IRS. If the IRS were to challenge successfully our determination and the notes were treated as contingent payment debt instruments, you might be required, among other things, to accrue interest income (regardless of your method of accounting for federal income tax purposes) at a rate higher than the stated interest rate on the notes, and treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. Our determination that the notes are not contingent payment debt instruments is binding on you unless you disclose your contrary position to the IRS in the manner prescribed by applicable Treasury regulations.

        Market discount.    If you acquire a note and your adjusted tax basis in it upon acquisition is less than its principal amount, you will be treated as having acquired the note at a "market discount" unless the amount of this market discount is less than the de minimis amount (generally 0.25% of the principal amount of the note multiplied by the number of remaining whole years to maturity of the note). Under the market discount rules, you will be required to treat any gain on the sale, exchange, redemption, retirement, or other taxable disposition of a note, or any appreciation in a note in the case of certain nontaxable dispositions such as a gift, as ordinary income to the extent of the market discount which has not previously been included in your income and which is treated as having accrued on the note at the time of the disposition. In addition, you may be required to defer, until the maturity of the note or earlier taxable disposition, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note. Any market discount will be considered to accrue ratably during the period from the date of your acquisition to the maturity date of the note, unless you elect to accrue the market discount on a constant yield method. In addition, you may elect to include market discount in income currently as it accrues, on either a ratable or constant yield method, in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired by you during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. We encourage you to consult with your tax advisor regarding these elections.

        Amortizable bond premium.    If you acquire a note and your adjusted tax basis in it upon acquisition is greater than its principal amount, you will be treated as having acquired the note with "bond premium." You generally may elect to amortize this bond premium over the remaining term of the note on a constant yield method, and the amount amortized in any year will be treated as a reduction of your interest income from the note for that year. If the amount of your bond premium amortization would be lower if calculated based on an earlier optional redemption date and the redemption price on that date than the amount of amortization calculated through that date based on the note's maturity date and its stated principal amount, then you must calculate the amount and timing of your bond premium amortization deductions assuming that the note will be redeemed on the optional redemption date at the optional redemption price. You may generally recalculate your bond premium amortization amount and schedule of deductions to the extent your note is not actually redeemed at that earlier optional redemption date. If you do not make an election to amortize bond premium, your bond premium on a note will decrease the gain or increase the loss that you otherwise recognize on a disposition of that note. Any election to amortize bond premium applies to all taxable debt obligations that you hold at the beginning of the first taxable year to which the election applies and that you thereafter acquire. You may not revoke an election to amortize bond premium without the consent of the IRS. We encourage you to consult with your tax advisor regarding this election.

        Disposition of a note.    Upon the sale, exchange, redemption, retirement or other disposition of a note, you generally will recognize taxable gain or loss in an amount equal to the difference, if any, between (1) the amount you receive in cash or in property, valued at its fair market value, upon this sale, exchange, redemption, retirement or other disposition, other than amounts representing accrued and unpaid interest which will be taxable as interest income, and (2) your adjusted tax basis in the note. Your adjusted tax basis in the note will, in general, equal your acquisition cost for the note, exclusive of any amount paid allocable to prior accrued interest, as increased by any market discount you have included in income in respect of the note, and as decreased by any amortized bond premium on the note. Except to the extent of any accrued market discount not previously included in income, as discussed above, your gain or loss will be capital gain or loss, and will be long-term capital gain or loss if you have held the note for more than one year at the time of disposition. For noncorporate U.S. holders, preferential rates of tax may apply to long-term capital gains. The deductibility of capital losses is subject to limitation.

Tax consequences for non-U.S. holders

        If you are a non-U.S. holder:

        Generally.    You will not be subject to federal income taxes on payments of principal, premium, if any, or interest on a note, or upon the sale, exchange, redemption, retirement or other disposition of a note, if:

  •
  you do not own directly or indirectly 10% or more of the total voting power of all classes of our voting stock,

  •
  your income and gain in respect of the note is not effectively connected with the conduct of a United States trade or business,

  •
  you are not a controlled foreign corporation that is related to or under common control with us,

  •
  we or the applicable paying agent, or the Withholding Agent, have timely received from you a properly executed, applicable IRS Form W-8 or substantially similar form in the year in which a payment of interest, principal or premium occurs, or in a previous calendar year to the extent provided for in the instructions to the applicable IRS Form W-8, and

  •
  in the case of gain upon the sale, exchange, redemption, retirement or other disposition of a note recognized by an individual non-U.S. holder, you were present in the United States for less than 183 days during the taxable year in which the gain was recognized.

        The IRS Form W-8 or a substantially similar form must be signed by you under penalties of perjury certifying that you are a non-U.S. holder and providing your name and address, and you must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If you hold a note through a securities clearing organization or other qualified financial institution, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must generally be accompanied by a statement containing the relevant information from the executed IRS Form W-8 or substantially similar form that you provided to the organization or institution. If you are a partner in a partnership holding our notes, both you and the partnership must comply with applicable certification requirements.

        Except in the case of income or gain in respect of a note that is effectively connected with the conduct of a United States trade or business, discussed below, interest received or gain recognized by you which does not qualify for the above or other exemptions from taxation will be subject to federal income tax at a rate of 30%, which will be withheld in the case of interest, unless reduced or eliminated by an applicable tax treaty. You must generally use an applicable IRS Form W-8, or a substantially similar form, to claim tax treaty benefits. If you are a non-U.S. holder claiming benefits under an income tax treaty, you should be aware that you may be required to obtain a taxpayer identification number and to certify your eligibility under the applicable treaty's limitations on benefits article in order to comply with the applicable certification requirements of the Treasury regulations.

        Effectively connected income and gain.    If you are a non-U.S. holder whose income and gain in respect of a note are effectively connected with the conduct of a United States trade or business (and, if provided by an applicable income tax treaty, are attributable to a permanent establishment or fixed base you maintain in the United States), you will be subject to regular federal income tax on this income and gain in generally the same manner as U.S. holders, and general federal income tax return filing requirements will apply. In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected adjusted earnings and profits for the taxable year, unless you qualify for a lower rate under an applicable tax treaty. To obtain an exemption from withholding on interest on the notes, you must generally supply to the Withholding Agent an applicable IRS Form W-8, or a substantially similar form.

Information reporting and backup withholding

        Information reporting and backup withholding may apply to interest and other payments to you under the circumstances discussed below. Amounts withheld under backup withholding are generally not an additional tax and may be refunded or credited against your federal income tax liability, provided that you furnish the required information to the IRS. The backup withholding rate is currently 28% and is scheduled to increase to 31% after 2010.

        If you are a U.S. holder.    You may be subject to backup withholding when you receive interest payments on a note or proceeds upon the sale, exchange, redemption, retirement or other disposition of a note. In general, you can avoid this backup withholding if you properly execute under penalties of perjury an IRS Form W-9 or a substantially similar form on which you:

  •
  provide your correct taxpayer identification number;

  •
  certify that you are exempt from backup withholding because (a) you are a corporation or come within another enumerated exempt category, (b) you have not been notified by the IRS that you are subject to backup withholding, or (c) you have been notified by the IRS that you are no longer subject to backup withholding; and

  •
  certify that you are a U.S. citizen or other U.S. person.

        If you do not provide your correct taxpayer identification number on the IRS Form W-9 or a substantially similar form, you may be subject to penalties imposed by the IRS.

        Unless you have established on a properly executed IRS Form W-9 or a substantially similar form that you are a corporation or come within another enumerated exempt category, interest and other payments on the notes paid to you during the calendar year, and the amount of tax withheld, if any, will be reported to you and to the IRS.

        If you are a non-U.S. holder.    The amount of interest paid to you on a note during each calendar year, and the amount of tax withheld, if any, will generally be reported to you and to the IRS. This information reporting requirement applies regardless of whether you were subject to withholding or whether withholding was reduced or eliminated by an applicable tax treaty. Also, interest paid to you on a note may be subject to backup withholding unless you properly certify your non-U.S. holder status on an IRS Form W-8 or a substantially similar form in the manner described above, under "Tax Consequences for non-U.S. holders." Similarly, information reporting and backup withholding will not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of a note, if you properly certify that you are a non-U.S. holder on an IRS Form W-8 or a substantially similar form. Even without having executed an IRS Form W-8 or a substantially similar form, however, in some cases information reporting and backup withholding may not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of a note, if you receive those proceeds through a broker's foreign office.

UNDERWRITING

        Subject to the terms and conditions of an underwriting agreement among us, the guarantors and the underwriters, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the principal amount of the notes set forth opposite its name in the table below.

Underwriters	Principal Amount
Barclays Capital Inc.	$242,000,000
Banc of America Securities LLC	66,000,000
J.P. Morgan Securities Inc.	66,000,000
Scotia Capital (USA) Inc.	66,000,000
Morgan Stanley & Co. Incorporated	33,000,000
RBS Securities Inc.	33,000,000
Deutsche Bank Securities Inc.	22,000,000
HSBC Securities (USA) Inc.	22,000,000

Total	$550,000,000

        The obligations of the underwriters under the underwriting agreement, including their agreement to purchase notes from us, are several and not joint. The underwriting agreement provides that the underwriters will purchase all the notes if any of them are purchased.

        The underwriters initially propose to offer and sell the notes at the price set forth on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.25% of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.25% of the principal amount to certain other dealers. After the initial offering, the underwriters may change such offering price and any other selling terms at any time without notice. The underwriters may offer and sell notes through certain of their affiliates.

        In the underwriting agreement, we and the guarantors have agreed to indemnify each underwriter, its affiliates, directors, officers, employees and controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect thereof.

        The notes are a new issue of securities for which there currently is no market. The underwriters have advised us that following the completion of this offering, they presently intend to make a market in the notes. They are not obligated to do so, however, and any market-making activities with respect to the notes may be discontinued at any time at their sole discretion without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, we cannot give any assurance as to the development of any market or the liquidity of any market for the notes.

        In connection with this offering, the underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the notes originally sold by such broker/dealer are purchased in a stabilizing or syndicate covering transaction to cover short positions. Any of these activities may prevent a decline in the market price of the notes, and may also cause the price of the notes to be higher than it would otherwise be in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        From time to time, the underwriters and certain of their affiliates have provided and may in the future provide certain financial advisory, investment banking and commercial banking services in the ordinary course of business for us, the guarantors, our other subsidiaries and certain of our affiliates, for which they receive customary fees and expense reimbursement. Certain of the underwriters and their affiliates are our customers in the ordinary course of business. In addition, certain of the underwriters or their affiliates are agents or lenders under our revolving credit facility and are holders of our outstanding 8 5/8% Senior Subordinated Notes due 2013 and, as a result, will receive a portion of the net proceeds of the offering when we redeem our 8 5/8% Senior Subordinated Notes due 2013 and repay a portion of our revolving credit facility.

United Kingdom

        Each underwriter has represented and agreed that:

          (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

          (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

          (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

          (c)   in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive,

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus

Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The Netherlands

        Each underwriter has represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in the Netherlands any notes with a denomination of less than € 50,000 (or its other currency equivalent) other than to persons who trade or invest in securities in the conduct of a profession or business (which includes banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises) unless one of the other exemptions from or exceptions to the prohibition contained in article 3 of the Dutch Securities Transactions Supervision Act 1995 (Wet toezicht effectenverkeer 1995) is applicable and the conditions attached to such exemption or exception are complied with.

        Buyers who purchase the notes from the underwriters may be required to pay stamp taxes and other charges in accordance with the laws and practice of the country of purchase in addition to the offering price set forth on the cover page of this prospectus supplement.

Electronic distribution

        In connection with this offering, certain of the underwriters and securities dealers may distribute prospectuses electronically.

LEGAL MATTERS

        Certain legal matters with respect to the validity of the notes and the guarantees will be passed upon for Iron Mountain by Sullivan & Worcester LLP, Boston, Massachusetts. Gesmer Updegrove LLP, Boston, Massachusetts, will pass upon the validity of the guarantees with respect to matters of Connecticut law. Certain legal matters relating to this offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

EXPERTS

        The financial statements incorporated by reference in this prospectus supplement from Iron Mountain Incorporated's Current Report on Form 8-K filed May 8, 2009, and the effectiveness of Iron Mountain Incorporated's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing therein (which reports (1) express an unqualified opinion on the financial statements and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board ("FASB") Interpretation 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Iron Mountain is subject to the periodic reporting and other information requirements of the Exchange Act. It files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review Iron Mountain's SEC filings by accessing the SEC's Internet site at http://www.sec.gov. Iron Mountain's common stock is listed on the NYSE where reports, proxy statements and other information concerning Iron Mountain can also be inspected. The offices of the NYSE are located at 20 Broad Street, New York, New York 10005.

PROSPECTUS

Iron Mountain Incorporated

Debt Securities, Preferred Stock, Depositary Shares,
Common Stock and Warrants

We may from time to time offer:

  •
  debt securities;

  •
  shares of our preferred stock;

  •
  fractional shares of our preferred stock in the form of depositary shares;

  •
  shares of our common stock;

  •
  warrants to purchase any of these securities; or

  •
  stock purchase contracts.

        These securities may be offered and sold separately or together in units with other securities described in this prospectus.

        In connection with the debt securities, substantially all of our present and future wholly owned domestic subsidiaries may, on a joint and several basis, offer full and unconditional guarantees of our obligations under the debt securities.

        IM Capital Trust I may, from time to time, offer trust preferred securities which will be fully and unconditionally guaranteed by us. Our guarantees may be senior or subordinated. The trust preferred securities may be offered and sold separately or together in units with other securities described in this prospectus.

        We and IM Capital Trust I will indicate the particular securities we offer and their specific terms in a supplement to this prospectus. In each case we would describe the type and amount of securities we are offering, the initial public offering price and the other terms of the offering.

        Our common stock is listed on the New York Stock Exchange under the symbol "IRM." We will make applications to list any shares of common stock sold pursuant to a supplement to this prospectus on the NYSE. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek listing of any securities, the supplement will disclose the exchange or market.

        Investing in our securities involves risks. See "Risk Factors" on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Our and IM Capital Trust I's principal executive office is 745 Atlantic Avenue, Boston, Massachusetts 02111 and our and IM Capital Trust I's telephone number is (617) 535-4766.

The date of this prospectus is July 19, 2007.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information" and "Documents Incorporated By Reference."

        We have not included, or incorporated by reference, separate financial statements of IM Capital Trust in this prospectus. Neither we nor IM Capital Trust consider these financial statements material to holders of the trust preferred securities because:

  •
  IM Capital Trust is a special purpose entity;

  •
  IM Capital Trust does not have any operating history or independent operations; and

  •
  IM Capital Trust is not engaged in, nor will it engage in, any activity other than issuing trust preferred and trust common securities, investing in and holding our debt securities and engaging in related activities.

        Furthermore, the combination of our obligations under our debt securities, the associated indentures, IM Capital Trust's declaration of trust and our related guarantees provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust preferred

(i)

securities. In addition, we do not expect that IM Capital Trust will file reports with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. Neither we nor IM Capital Trust have authorized anyone else to provide you with different information. Neither we nor IM Capital Trust are making an offer of these securities in any jurisdiction where it is unlawful. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

        References in this prospectus to the terms "Iron Mountain," "we," "our" or "us" or other similar terms mean Iron Mountain Incorporated and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise. References in this prospectus to "IM Capital Trust" mean IM Capital Trust I.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We have made and incorporated by reference statements in this prospectus that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements concern our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations. The forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements.

        Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from expectations include, among others, those set forth below. Please read carefully the information under "Risk Factors" beginning on page 2:

  •
  changes in customer preferences and demand for our services;

  •
  changes in the price for our services relative to the cost of providing such services;

  •
  in the various digital businesses in which we are engaged, capital and technical requirements will be beyond our means, markets for our services will be less robust than anticipated, or competition will be more intense than anticipated;

  •
  the cost to comply with current and future legislation or regulation relating to privacy issues;

  •
  the impact of litigation that may arise in connection with incidents of inadvertent disclosures of customers' confidential information;

  •
  our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently;

  •
  the cost and availability of financing for contemplated growth;

  •
  business partners upon whom we depend for technical assistance or management and acquisition expertise outside the U.S. will not perform as anticipated;

  •
  changes in the political and economic environments in the countries in which our international subsidiaries operate; and

  •
  other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated.

        Other risks may adversely impact us, as described more fully under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2006.

(ii)

        These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this prospectus. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures we have made or incorporated by reference in this prospectus, as well as our other periodic reports filed with the SEC.

(iii)

OUR COMPANY

        We believe we are the global leader in information protection and storage services. We help organizations around the world reduce the costs and risks associated with information protection and storage. We offer comprehensive records management and data protection solutions, along with the expertise and experience to address complex information challenges such as rising storage costs, litigation, regulatory compliance and disaster recovery. We have a diversified customer base comprised of commercial, legal, banking, healthcare, accounting, insurance, entertainment and government organizations, including more than 90% of the Fortune 1000 and more than 85% of the FTSE 100.

        As of December 31, 2006, we provided services to over 90,000 corporate clients in 85 markets in the U.S. and 86 markets outside of the U.S., employed over 18,600 people and operated over 900 records management facilities in the U.S., Canada, Europe, Latin America and Asia Pacific.

IM CAPITAL TRUST I

        IM Capital Trust is a subsidiary of ours. IM Capital Trust was created under the Delaware Statutory Trust Act and is governed by a declaration of trust, as it may be amended and restated from time to time, among the trustees of IM Capital Trust and us.

        When IM Capital Trust issues its trust preferred securities, the holders of the trust preferred securities will own all of the issued and outstanding trust preferred securities of IM Capital Trust. We will acquire all of the issued and outstanding trust common securities of IM Capital Trust, representing an undivided beneficial interest in the assets of IM Capital Trust of at least 3%.

        IM Capital Trust will exist primarily for the purposes of:

  •
  issuing its trust preferred and trust common securities;

  •
  investing the proceeds from the sale of its trust preferred and trust common securities in our debt securities; and

  •
  engaging in other activities only as are necessary or incidental to issuing its securities and purchasing and holding our debt securities.

        The debt securities IM Capital Trust purchases from us may be subordinated debt securities or senior debt securities, and may be fully and unconditionally guaranteed by substantially all of our present and future wholly owned domestic subsidiaries. We will specify the type of debt security in a prospectus supplement.

        IM Capital Trust has three trustees. One of the trustees, referred to as the regular trustee, is an individual who is an officer and employee of Iron Mountain. Additional regular trustees may be appointed in the future. The second trustee is The Bank of New York, which serves as the property trustee under the declaration of trust for purposes of the Trust Indenture Act of 1939, as amended. The third trustee is The Bank of New York (Delaware), which has its principal place of business in the State of Delaware, and serves as the Delaware trustee of IM Capital Trust.

        The Bank of New York, acting in its capacity as guarantee trustee, will hold for the benefit of the holders of trust preferred securities a trust preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939.

        Unless otherwise provided in the applicable prospectus supplement, because we will own all of the trust common securities of IM Capital Trust, we will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least three trustees. The term of IM Capital Trust will be described in the applicable prospectus supplement, but it may dissolve earlier, as provided in IM Capital Trust's declaration of trust, as it may be amended and restated from time to time.

        The rights of the holders of the trust preferred securities of IM Capital Trust, including economic rights, rights to information and voting rights and the duties and obligations of the trustees of IM Capital Trust, will be contained in and governed by the declaration of trust of IM Capital Trust, as it may be amended and restated from time to time, the Delaware Statutory Trust Act and the Trust Indenture Act of 1939.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before making an investment decision, in addition to the other information included in, or incorporated by reference into, this prospectus, including under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2006, you should carefully consider the risk factors included in any applicable prospectus supplement or incorporated by reference into this prospectus when determining whether or not to purchase the securities offered under this prospectus and the prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,										Three Months Ended March 31,
	2002		2003		2004		2005		2006		2007
Ratio of Earnings to Fixed Charges	1.6	x	1.8	x	1.7	x	1.8	x	1.8	x	1.8	x

        The ratios of earnings to fixed charges presented above were computed by dividing our earnings by fixed charges. For this purpose, earnings have been calculated by adding fixed charges to income (loss) from continuing operations before provision for income taxes and minority interest. Fixed charges consist of interest costs, the interest component of rental expense and amortization of debt discounts and deferred financing costs, but do not include interest expense related to uncertain tax positions.

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include acquisitions, investments and the repayment of indebtedness outstanding at a particular time. Pending this utilization, the proceeds from the sale of the offered securities will be invested in short-term, dividend-paying or interest-bearing investment grade securities.

        IM Capital Trust will use all net proceeds from the sale of its trust preferred securities and its trust common securities to purchase our debt securities.

DESCRIPTION OF OUR DEBT SECURITIES

        The debt securities will be direct obligations of ours, which may be secured or unsecured, and which may be senior or subordinated indebtedness. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis, jointly and severally by substantially all of our direct and indirect wholly owned domestic subsidiaries. Our senior subordinated debt securities will be issued under the indenture dated December 30, 2002, or the Base Indenture, among Iron Mountain Incorporated, the guarantors and The Bank of New York Trust Company, N.A., as trustee, or the Trustee, as it may be amended, supplemented, or otherwise modified from time to time, or under one or more other indentures between us and a trustee. Our senior and our subordinated debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

        We have filed copies of the forms of indentures as exhibits to the registration statement of which this prospectus is part and will file any final indentures and supplemental indentures if we issue debt securities. You should refer to those indentures for the complete terms of the debt securities. See "Where You Can Find More Information." You may also review our Base Indenture at the Trustee's corporate trust office at 222 Berkeley Street, 2nd Floor, Boston, MA 02116. In addition, you should consult the applicable prospectus supplement for particular terms of our debt securities.

General

        We may issue debt securities that rank "senior," "senior subordinated" or "subordinated." The debt securities that we refer to as "senior securities" will be direct obligations of ours and will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with our outstanding senior subordinated indebtedness and any other senior subordinated indebtedness. We refer to these as "senior subordinated securities." We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be "subordinated securities." We have filed with the registration statement of which this prospectus is part three separate forms of indenture, one each for the senior securities, the senior subordinated securities and the subordinated securities.

        We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

        We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities and we may appoint a successor trustee to act with respect to that series.

        The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

  •
  the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

  •
  the aggregate principal amount of the securities;

  •
  the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

  •
  if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

  •
  the stated maturity date;

  •
  any fixed or variable interest rate or rates per annum;

  •
  the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

  •
  the date from which interest may accrue and any interest payment dates;

  •
  any sinking fund requirements;

  •
  any provisions for redemption, including the redemption price and any remarketing arrangements;

  •
  whether the securities are denominated or payable in U.S. dollars or a foreign currency or units of two or more foreign currencies;

  •
  the events of default and covenants of such securities, to the extent different from or in addition to those described in this prospectus;

  •
  whether we will issue the debt securities in certificated or book-entry form;

  •
  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

  •
  whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

  •
  whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

  •
  the subordination provisions, if any, relating to the debt securities;

  •
  if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered;

  •
  whether any of our subsidiaries will be bound by the terms of the indenture, in particular any restrictive covenants;

  •
  the provisions relating to any security provided for the debt securities; and

  •
  the provisions relating to any guarantee of the debt securities.

        We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as "original issue discount securities." We may also issue debt securities over par from time to time. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities or debt securities issued over par.

        Except as may be set forth in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

        Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

        If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

  •
  to the person in whose name the debt security is registered at the close of business on a special record date we will fix; or

  •
  in any other lawful manner as the applicable indenture describes.

        You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an "exchange."

        You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." It will also perform transfers.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

        Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company. However, we may not take any of these actions unless all of the following conditions are met:

  •
  If we merge out of existence or sell our assets, the other company must be a corporation, partnership or other entity organized under the laws of a State or the District of Columbia or under federal law. The other company must agree to be legally responsible for the debt securities.

  •
  Immediately after the consolidation or merger or sale of assets we are not in default on the debt securities. A default for this purpose would include any event that would be an event of default without regard to notice obligations or the length of time of the default.

Certain Covenants

        Provision of Financial Information.    We will deliver to the trustee a copy of our annual report to stockholders, our reports on Forms 10-K, 10-Q and 8-K and any other reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

        Additional Covenants.    Any additional or different covenants, or modifications to these covenants, with respect to any series of debt securities will be set forth in the applicable prospectus supplement.

Events of Default and Related Matters

        Events of Default.    The term "event of default" means any of the following:

  •
  we do not pay the principal or any premium on a debt security on its due date;

  •
  we do not pay interest on a debt security within 30 days of its due date;

  •
  we do not deposit any sinking fund payment on its due date;

  •
  we fail to comply with any "change of control" covenant included in the applicable indenture;

  •
  we remain in breach of any other term of the applicable indenture for 60 days after we receive a notice of default stating we are in breach. Either the trustee or the holders of 25% in principal amount of debt securities of the affected series may send the notice;

  •
  we default in the payment of any of our other indebtedness over a specified amount that results in the acceleration of the maturity of the indebtedness or constitutes a default in the payment of the indebtedness at final maturity, but only if the indebtedness is not discharged or the acceleration is not rescinded or annulled;

  •
  we or one of our "significant subsidiaries" files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; and

  •
  any other event of default, or modification of any of the foregoing events of default, described in the applicable prospectus supplement occurs.

The term "significant subsidiary" means each of our significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act of 1933).

        Remedies If an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. We call this a "declaration of acceleration of maturity." If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

        The trustee will be required to give notice to the holders of debt securities within 90 days of a default of which the trustee has knowledge under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

        Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  you must give the trustee written notice that an event of default has occurred and remains uncured;

  •
  the holders of at least 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity satisfactory to the trustee against the costs, expenses and other liabilities of taking that action;

  •
  the trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity; and

  •
  the trustee does not receive direction contrary to the holders' written request, within 60 days following receipt of the holders' written request, from holders of a majority in principal amount of the outstanding securities of that series.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

        Every year we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

        There are three types of changes we can make to the indentures and the debt securities:

        Changes Requiring Your Approval.    First, there are changes we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

  •
  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of or change the fixed maturity of any security or change any of the redemption provisions in a manner adverse to you;

  •
  reduce the rate of or change the time for payment of interest on any debt security;

  •
  waive a default in the payment of principal of or premium, if any, or interest on any debt security (except a rescission of acceleration of such debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

  •
  make any debt security payable in money other than that stated in such debt security;

  •
  make any change in the provisions of the indenture relating to waivers of past defaults or your right to receive payments of principal of or premium, if any, or interest on the debt securities;

  •
  except under certain circumstances described in the applicable prospectus supplement, waive a redemption payment with respect to any debt security;

  •
  if the debt securities are guaranteed, other than as described in the applicable prospectus supplement, release any guarantor from its obligations under its subsidiary guarantee, or change any subsidiary guarantee in any manner that would materially adversely affect you; or

  •
  make any change in the foregoing amendment and waiver provisions.

        Changes Requiring a Majority Vote.    The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of a majority of the principal amount of the particular series of debt securities affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed under "—Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

        Changes Not Requiring Approval.    The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not materially adversely affect holders of the debt securities.

        Further Details Concerning Voting.    Debt securities are not considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not eligible to vote if they have been fully defeased as described immediately below under "—Defeasance and Covenant Defeasance—Full Defeasance." For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

Defeasance and Covenant Defeasance

        Full Defeasance.    We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if we deliver certain certificates and opinions to the trustee and put in place the following arrangements to repay you:

  •
  We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates. If the debt securities are denominated in a foreign currency, then we may deposit foreign government notes or bonds.

  •
  The current federal tax law must be changed or an Internal Revenue Service ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

  •
  We must deliver to the trustee a legal opinion confirming the tax law change described above.

  •
  No default shall be in effect on the date of deposit or, insofar as bankruptcy and insolvency defaults are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy law insofar as those apply to the deposit by us).

  •
  The full defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound.

  •
  We must deliver to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and various other opinions of counsel and officers' certificates.

        If we did accomplish a full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. The trust deposit would, however, most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.

        Notwithstanding the foregoing, the following rights and obligations shall survive full defeasance:

  •
  your rights to receive payments from the trust when payments are due;

  •
  our obligations relating to registration and transfer of securities and lost or mutilated certificates;

  •
  our obligations to maintain a payment office and to hold moneys for payment in trust;

  •
  the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

  •
  the provisions of the indenture relating to defeasance.

        Covenant Defeasance.    Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities and you would be released from any subordination provisions. In order to achieve covenant defeasance, we must do certain things, including the following:

  •
  we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds (or, in the case of debt securities denominated in a foreign currency, foreign government notes or bonds) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

  •
  we must deliver to the trustee a legal opinion confirming that under current federal tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves;

  •
  no default shall be in effect on the date of deposit or, insofar as bankruptcy and insolvency defaults are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy law insofar as those apply to the deposit by us);

  •
  the covenant defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound; and

  •
  we must deliver to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and various other opinions of counsel and officers' certificates.

        If we accomplish covenant defeasance, we will be released from certain covenants that we will describe in the applicable prospectus supplement. If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Subordination

        We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of:

  •
  the indebtedness ranking senior to the debt securities being offered;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

  •
  provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into shares of our common or preferred stock will be set forth in the prospectus supplement relating thereto. Such terms will include whether the debt securities are convertible into shares of our common or preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities and any restrictions on conversion.

Global Securities

        If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series, in whole or in part, in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

DESCRIPTION OF OUR CAPITAL STOCK

        The description below summarizes the more important terms of our capital stock. We have previously filed with the SEC copies of our certificate of incorporation and bylaws, as amended. See "Where You Can Find More Information." You should refer to those documents for the complete terms of our capital stock. This summary is subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement.

General

        Our authorized capital stock consists of 400,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share.

Preferred Stock

        We are authorized to issue up to 10,000,000 shares of preferred stock, $0.01 par value per share.

        This section describes the general terms and provisions of our preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement. We will file a copy of the certificate of designations that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designations will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designations will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable certificate of designations, our certificate of incorporation and the applicable prospectus supplement for more specific information.

        Our board of directors has been authorized, subject to limitations provided in our certificate of incorporation, to provide for the issuance of shares of our preferred stock in multiple series. No shares of our preferred stock are currently outstanding.

        With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

  •
  the designation of the series;

  •
  the number of shares within the series;

  •
  whether the shares are entitled to receive dividends and whether dividends are cumulative;

  •
  the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

  •
  whether the shares are redeemable, the redemption price and the terms of redemption;

  •
  whether the shares are entitled to any rights if we are dissolved or our assets are distributed;

  •
  whether the shares are convertible or exchangeable, the price or rate of exchange, and the applicable terms and conditions;

  •
  any restrictions on issuance of shares in the same series or any other series; and

  •
  your voting rights for the shares you own.

        Holders of our preferred stock will not have preemptive rights with respect to shares of our preferred stock. In addition, rights with respect to shares of our preferred stock will be subordinate to the rights of our general creditors. If we receive the appropriate payment, shares of our preferred stock that we issue will be fully paid and nonassessable.

        As described under "Description of Our Depositary Shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of the preferred stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

        We currently plan to use The Bank of New York as the registrar and transfer agent of any series of our preferred stock.

Common Stock

        Voting Rights.    Holders of common stock are entitled to one vote per share on each matter to be decided by our stockholders, subject to the rights of holders of any series of preferred stock that may be outstanding from time to time. Pursuant to our certificate of incorporation, there are no cumulative voting rights in the election of directors. The affirmative vote of holders of a plurality of the votes properly cast in any election of directors may elect all of the directors standing for election.

        Dividend Rights and Limitations.    Holders of common stock will be entitled to receive ratably any dividends or distributions that our board of directors may declare from time to time out of funds legally available for this purpose.

        Dividends and other distributions on common stock are also subject to the rights of holders of any series of preferred stock that may be outstanding from time to time and to the restrictions in our credit agreement and indentures. See "—Preferred Stock."

        Liquidation Rights.    In the event of liquidation, dissolution or winding up of our affairs, after payment or provision for payment of all of our debts and obligations and any preferential distributions to holders of shares of preferred stock, if any, the holders of the common stock will be entitled to share ratably in our remaining assets available for distribution.

        Miscellaneous.    All outstanding shares of common stock are validly issued, fully paid and nonassessable. Our board of directors has the power to issue shares of authorized but unissued common stock without further stockholder action. The issuance of these unissued shares could have the effect of diluting the earnings per share and book value per share of currently outstanding shares of common stock. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

        Reference is made to the applicable prospectus supplement relating to the common stock offered by that prospectus supplement for specific terms, including:

  •
  amount and number of shares offered;

  •
  the initial offering price, if any, and market price; and

  •
  information with respect to dividends.

        Transfer Agent and Registrar.    The transfer agent and registrar for our common stock is The Bank of New York, 101 Barclay Street - 11 East, New York, New York 10286. Its telephone number is (800) 524-4458.

DESCRIPTION OF OUR DEPOSITARY SHARES

General

        The description shown below, and in any applicable prospectus supplement, of certain provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each applicable series of preferred stock. The deposit agreement and the depositary receipts contain the full legal text of the matters described in this section. We will file a copy of those documents with the SEC at or before the time of the offering of the applicable series of preferred stock. This summary also is subject to and qualified by reference to the description of the particular terms of your series of depositary shares described in the applicable prospectus supplement.

        We may, at our option, elect to offer depositary shares representing fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will disclose the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each holder of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred stock represented by those depositary shares.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of preferred stock underlying the surrendered depositary receipts.

Distributions

        A depositary will be required to distribute all cash distributions received in respect of the applicable preferred stock to the record holders of depositary shares in proportion to the number of depositary shares held by the holders on the relevant record date, which will be the same as the record date fixed by us for the applicable series of preferred stock. Fractions will be rounded down to the nearest whole cent.

        If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary shares entitled thereto, in proportion, as nearly as practicable, to the number of depositary shares owned by those holders on the relevant record date, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

        Depositary shares that represent preferred stock converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Stock

        Holders of depositary shares may receive the number of whole shares of the applicable series of preferred stock and any money or other property represented by those depositary shares after surrendering the depositary receipts at the corporate trust office of the depositary and paying the charges provided in the depositary agreement. Partial shares of preferred stock will not be issued. If the depositary receipts that a holder surrenders evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once a holder has withdrawn the holder's preferred stock, the holder will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

        If we redeem a series of the preferred stock underlying the depositary shares, the depositary will redeem those depositary shares representing the preferred stock so redeemed from the proceeds received by it in connection with the redemption. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary shares we are redeeming at their addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. The redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of preferred stock represented by depositary shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary shares. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The depositary will try, as practical, to vote the depositary shares as instructed by the record holder of depositary shares. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so. If a record holder of depositary shares does not instruct the depositary how to vote the holder's depositary shares, the depositary will abstain from voting those shares.

Liquidation Preference

        Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as shown in the applicable prospectus supplement.

Conversion or Exchange of Preferred Stock

        The depositary shares will not themselves be convertible into or exchangeable for common stock, preferred stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require holders of depositary shares to surrender all of their depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred stock represented by the depositary shares into a different class of our securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred stock to effect the conversion or exchange. If a holder of depositary shares is converting only a part of the depositary shares, the depositary will issue the holder a new depositary receipt for any unconverted depositary shares.

Taxation

        A holder of depositary shares will be treated for U.S. federal income tax purposes as if it were a holder of the series of preferred stock represented by the depositary shares. Therefore, the holder of depositary shares will be required to take into account for U.S. federal income tax purposes income and deductions to which it would be entitled if it were a holder of the underlying series of preferred stock. In addition:

  •
  no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares provided in the deposit agreement;

  •
  the tax basis of each share of preferred stock issued to a holder as exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the preferred stock; and

  •
  if a holder held the depositary shares as a capital asset at the time of the exchange for preferred stock, the holding period for shares of the preferred stock will include the period during which the holder owned the depositary shares.

Amendment and Termination of a Deposit Agreement

        We and the applicable depositary are permitted to amend the form of the depositary receipt and the provisions of the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or materially and adversely alters the rights of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

        Any deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the applicable depositary if a majority of each series of preferred stock affected by the termination consents to the termination. When that event occurs, the depositary will be required to deliver or make available to each holder of depositary shares, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary shares. In addition, a deposit agreement will automatically terminate if:

  •
  all outstanding depositary shares have been redeemed;

  •
  there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

  •
  each of the shares of related preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. However, holders of depositary shares will pay any transfer taxes or other governmental charges and the fees and expenses of a depositary, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

        A depositary will be required to forward to holders of depositary shares any reports and communications that it receives from us with respect to the related preferred stock. Holders of depository shares will be able to inspect the transfer books of the depository and the list of holders of depositary shares upon reasonable notice.

        Neither we nor a depositary will be liable if either of us are prevented from, or delayed in performing, by law or any circumstances beyond our control, our obligations under a deposit agreement. Our obligations and those of the depositary under a deposit agreement will be limited to performing our duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, by holders of depositary shares, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

        If a depositary receives conflicting claims, requests or instructions from any holders of depositary shares, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF OUR WARRANTS

        This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement.

        We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, our debt securities, preferred stock, depositary shares or common stock. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

        In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

  •
  the offering price;

  •
  the number of warrants offered;

  •
  the securities underlying the warrants;

  •
  the exercise price, the amount of securities you will receive upon exercise, the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

  •
  the rights, if any, we have to redeem the warrants;

  •
  the date on which the warrants will expire;

  •
  U.S. federal income tax consequences;

  •
  the name of the warrant agent; and

  •
  any other terms of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

        The warrant agreements may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK PURCHASE UNITS

        We may issue contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as "stock purchase contracts." The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. treasury securities, which secure the holders' obligations to purchase the common stock under the stock purchase contracts. We refer to these units herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

        If and when IM Capital Trust issues trust preferred securities, its declaration of trust will be replaced by an amended and restated declaration of trust which will authorize its trustees to issue one series of trust preferred securities and one series of trust common securities. The form of amended and restated declaration of trust is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

        The terms of the trust preferred securities will include those stated in IM Capital Trust's declaration of trust, as it may be amended and restated from time to time, and those made a part of that declaration by the Trust Indenture Act of 1939. This section describes the general terms and provisions of IM Capital Trust's amended and restated declaration of trust and the trust securities IM Capital Trust may offer from time to time. The applicable prospectus supplement will describe the specific terms of the amended and restated declaration of trust and the trust preferred securities offered through that prospectus supplement. Any final amended and restated declaration of trust will be filed with the SEC if IM Capital Trust issues trust preferred securities. A holder of trust preferred securities should read the applicable prospectus supplement and the amended and restated declaration of trust for more specific information.

        The prospectus supplement relating to the trust preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the designation of the trust preferred securities;

  •
  the number of trust preferred securities to be issued;

  •
  the annual distribution rate and any conditions upon which distributions are payable, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities;

  •
  whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded;

  •
  the amounts that will be paid out of the assets of IM Capital Trust, after the satisfaction of liabilities to creditors of IM Capital Trust, to the holders of trust preferred securities upon dissolution, winding up or termination of IM Capital Trust;

  •
  any repurchase, redemption or exchange provisions;

  •
  any preference or subordination rights upon a default or liquidation of IM Capital Trust;

  •
  any voting rights of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, as a condition to a specified action or amendments to the declaration of trust;

  •
  terms for any conversion or exchange of the related series of our debt securities or the trust preferred securities into other securities;

  •
  any rights to defer distributions on the trust preferred securities by extending the interest payment period on the related series of our debt securities;

  •
  any terms and conditions upon which the related series of our debt securities may be distributed to holders of trust preferred securities; and

  •
  any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

        The regular trustee, on behalf of IM Capital Trust and pursuant to the declaration of trust, will issue one class of trust preferred securities and one class of trust common securities. The trust preferred and trust common securities will represent undivided beneficial ownership interests in the assets of IM Capital Trust. Except as described in the applicable prospectus supplement, the trust preferred securities will rank equally, and payments will be made thereon proportionately, with the trust common securities. The trust preferred securities will be issued to the public under the registration statement of which this prospectus is a part. The trust common securities will be issued directly or indirectly to us.

        The only source of cash to make payments on the trust preferred securities issuable by IM Capital Trust will be payments on debt securities IM Capital Trust purchases from us. The property trustee of IM Capital Trust will hold legal title to the debt securities IM Capital Trust purchases in trust for the benefit of the holders of its trust preferred securities. If IM Capital Trust is dissolved, after satisfaction of IM Capital Trust's creditors, the property trustee may distribute the debt securities held in trust on a proportionate basis to the holders of trust preferred and trust common securities.

        We will execute a guarantee agreement for the benefit of the holders of the trust preferred securities. The terms of our guarantee will be set forth in the applicable prospectus supplement and are summarized under the caption "Description of the Trust Preferred Securities Guarantee" included elsewhere in this prospectus. As discussed below, the guarantee will not guarantee the payment of distributions, or any amounts payable on redemption or liquidation of the trust preferred securities when IM Capital Trust does not have funds available to make these payments.

        In the applicable prospectus supplement we will also describe certain material U.S. federal income tax consequences and special considerations applicable to the trust preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

        If and when IM Capital Trust issues trust preferred securities, we will fully and unconditionally guarantee payments on the trust preferred securities as described in this section, any applicable prospectus supplement and the guarantee executed by us in connection with the issuance of the trust preferred securities. The Bank of New York, as guarantee trustee, will hold the guarantee for the benefit of the holders of trust preferred securities.

        This section describes the general terms and provisions of our trust preferred securities guarantee. The applicable prospectus supplement will describe the specific terms of the trust preferred securities guarantee. The form of trust guarantee is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. We will file with the SEC a final guarantee if IM Capital Trust issues trust preferred securities. A holder of trust preferred securities should refer to the applicable prospectus supplement and to the full text of our guarantee, and those terms made a part of the guarantee by the Trust Indenture Act of 1939, for more specific information.

        We will irrevocably and unconditionally agree to pay in full to holders of trust preferred securities the following amounts to the extent not paid by IM Capital Trust:

  •
  any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by IM Capital Trust, if and to the extent that we have made corresponding payments on the debt securities to the property trustee of IM Capital Trust; and

  •
  payments upon the dissolution of IM Capital Trust equal to the lesser of:

  (1)
  the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent IM Capital Trust has funds legally available for those payments; and

    (2)
    the amount of assets of IM Capital Trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of IM Capital Trust.

        We will not be required to make these liquidation payments if:

  •
  IM Capital Trust distributes the debt securities to the holders of trust preferred securities in exchange for their trust preferred securities; or

  •
  IM Capital Trust redeems the trust preferred securities in full upon the maturity or redemption of the debt securities.

        We may satisfy our obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the guarantee trustee for remittance to the holders or by causing IM Capital Trust to make the payment to them.

        The guarantee is a guarantee from the time of issuance of the applicable series of trust preferred securities. THE GUARANTEE ONLY COVERS, HOWEVER, DISTRIBUTIONS AND OTHER PAYMENTS ON TRUST PREFERRED SECURITIES IF AND TO THE EXTENT THAT WE HAVE MADE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES TO THE APPLICABLE PROPERTY TRUSTEE. IF WE DO NOT MAKE THOSE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES, IM CAPITAL TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS AND WE WILL HAVE NO OBLIGATION TO MAKE A GUARANTEE PAYMENT.

        The obligations under the debt securities, the associated indenture, IM Capital Trust's declaration of trust and our related guarantee, taken together, will provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities.

Iron Mountain Covenants

        In the guarantee, we will agree that, as long as any trust preferred securities issued by IM Capital Trust are outstanding, we will not make the payments and distributions described below if:

  •
  we are in default on our guarantee payments or other payment obligations under the related guarantee;

  •
  any trust enforcement event under IM Capital Trust's declaration of trust has occurred and is continuing; or

  •
  we elect to defer payments of interest on the related debt securities by extending the interest payment period, and that deferral period is continuing.

        In these circumstances, we will agree that we will not:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock; or

  •
  make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with, or junior in interest to, the debt securities we issue to IM Capital Trust or make any guarantee payments with respect to any guarantee by us of the debt of any of our subsidiaries if that guarantee ranks equally with or junior in interest to the debt securities we issue to IM Capital Trust.

        However, even during these circumstances, we may:

  •
  purchase or acquire our capital stock in connection with the satisfaction of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any extension period requiring us to purchase our capital stock (other than a contract or security ranking expressly by its terms on a parity with or junior to the debt securities);

  •
  reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

  •
  purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged;

  •
  declare dividends or distributions in our capital stock where the dividend stock is the same stock as that on which the dividend is being paid;

  •
  redeem, repurchase or issue any rights pursuant to a rights agreement; and

  •
  make payments under the guarantee related to the trust preferred securities.

        In addition, as long as trust preferred securities issued by IM Capital Trust are outstanding, we will agree that we will:

  •
  remain the sole direct or indirect owner of all the outstanding trust common securities of IM Capital Trust, except as permitted by its declaration of trust;

  •
  permit the trust common securities of IM Capital Trust to be transferred only as permitted by its declaration of trust; and

  •
  use reasonable efforts to cause IM Capital Trust to continue to be treated as a grantor trust for U.S. federal income tax purposes, except in connection with a distribution of debt securities to the holders of trust preferred securities as provided in its declaration of trust, in which case IM Capital Trust would be dissolved.

Amendments and Assignment

        We and the guarantee trustee may amend the guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect. In all other cases, we and the guarantee trustee may amend the guarantee only with the prior approval of the holders of at least a majority of outstanding trust preferred securities issued by IM Capital Trust.

        We may assign our obligations under the guarantee only in connection with a consolidation, merger or asset sale involving us that is permitted under the indenture governing the debt securities.

Termination of the Guarantee

        Our guarantee will terminate upon:

  •
  full payment of the redemption price of all trust preferred securities of IM Capital Trust;

  •
  distribution of the related debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred and trust common securities of IM Capital Trust in exchange for all the securities issued by IM Capital Trust; or

  •
  full payment of the amounts payable upon liquidation of IM Capital Trust.

        The guarantee will, however, continue to be effective, or will be reinstated, if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

Status of the Guarantee

        We will specify in the applicable prospectus supplement the ranking of the guarantee with respect to our capital stock and other liabilities, including other guarantees.

        The guarantee will be deposited with the guarantee trustee to be held for the benefit of the holders of the trust preferred securities. The guarantee trustee will have the right to enforce the guarantee on the holders' behalf. In most cases, the holders of a majority of outstanding trust preferred securities issued by IM Capital Trust will have the right to direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the applicable guarantee trustee; or

  •
  exercising any trust or other power conferred upon that guarantee trustee under the guarantee.

        The guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against us to enforce the payment rights under the guarantee, without first instituting a legal proceeding against IM Capital Trust or any other person or entity.

        If the guarantee trustee fails to enforce the guarantee or we fail to make a guarantee payment, a holder of the trust preferred securities may institute a legal proceeding directly against us to enforce the holder's rights under that guarantee without first instituting a legal proceeding against IM Capital Trust, the guarantee trustee or any other person or entity.

Periodic Reports Under Guarantee

        We will be required to provide annually to the guarantee trustee a statement as to our performance of our obligations and our compliance with all conditions under the guarantee.

Duties of Guarantee Trustee

        The guarantee trustee normally will perform only those duties specifically set forth in the guarantee. The guarantee will not contain any implied covenants. If a default occurs on the guarantee, the guarantee trustee will be required to use the same degree of care and skill in the exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the trust preferred securities only if the guarantee trustee is offered security and indemnity satisfactory to it.

RELATIONSHIP AMONG THE DEBT SECURITIES, THE TRUST PREFERRED SECURITIES AND THE TRUST PREFERRED SECURITIES GUARANTEE

        To the extent set forth in the guarantee and to the extent funds are available, we will irrevocably guarantee the payment of distributions and other amounts due on the trust preferred securities. If and to the extent we do not make payments on the debt securities to the property trustee, IM Capital Trust will not have sufficient funds to pay distributions or other amounts due on the trust preferred securities. The guarantee does not cover any payment of distributions or other amounts due on the trust preferred securities unless IM Capital Trust has sufficient funds for the payment of such distributions or other amounts. In such event, a holder of trust preferred securities may institute a legal proceeding directly against us to enforce payment of such distributions or other amounts to such holder after the respective due dates. Taken together, our obligations under the debt securities, the associated indenture, IM Capital Trust's declaration of trust and our related guarantee will provide a full and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full and unconditional guarantee of IM Capital Trust's payment obligations under the trust preferred securities.

Sufficiency of Payments

        As long as payments of interest and other amounts are made when due on the debt securities, such payments will be sufficient to cover distributions and payments due on the trust preferred securities because of the following factors:

  •
  the aggregate principal amount of the debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities;

  •
  the interest rate and the interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

  •
  we, as issuer of the debt securities, will pay, and IM Capital Trust will not be obligated to pay, directly or indirectly, any costs, expenses, debts and obligations of IM Capital Trust, other than with respect to the trust preferred securities; and

  •
  the declaration of trust will further provide that IM Capital Trust will not engage in any activity that is not consistent with the limited purposes of IM Capital Trust.

        Notwithstanding anything to the contrary in the indenture, we have the right to set off any payment we are otherwise required to make thereunder against and to the extent we have already made, or are concurrently on the date of such payment making, a related payment under the guarantee.

Enforcement Rights of Holders of Preferred Securities

        The declaration of trust provides that if we fail to make interest or other payments on the debt securities when due, taking account of any extension period, the holders of the trust preferred securities may direct the property trustee to enforce its rights under the applicable indenture. If the property trustee fails to enforce its rights under the indenture in respect of an event of default under the indenture, any holder of record of trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee's rights under the indenture without first instituting any legal proceeding against IM Capital Trust, the property trustee or any other person or entity. Notwithstanding the foregoing, if a trust enforcement event has occurred and is continuing and such event is attributable to our failure to pay interest, premium or principal on the debt securities on the date such interest, premium or principal is otherwise payable, then a holder of trust preferred securities may institute a direct action against us for payment of such holder's pro rata share.

        If we fail to make payments under the guarantee, a holder of trust preferred securities may institute a proceeding directly against us for enforcement of the guarantee for such payments.

Limited Purpose of Trust

        The trust preferred securities evidence undivided beneficial ownership interests in the assets of IM Capital Trust, and IM Capital Trust exists for the sole purpose of issuing and selling the trust preferred and trust common securities and using the proceeds to purchase our debt securities. A principal difference between the rights of a holder of trust preferred securities and a holder of our debt securities is that a holder of our debt securities is entitled to receive from us the principal amount of, and interest accrued on, the debt securities held, while a holder of trust preferred securities is entitled to receive distributions and other payments from IM Capital Trust, or from us under the guarantee, only if, and to the extent, IM Capital Trust has funds available for the payment of such distributions and other payments.

Rights Upon Dissolution

        Upon any voluntary or involuntary dissolution of IM Capital Trust involving the redemption or repayment of the debt securities, the holders of the trust preferred securities will be entitled to receive, out of assets held by IM Capital Trust, subject to the rights of creditors of IM Capital Trust, if any, the liquidation distribution in cash. Because we are the guarantor under the guarantee and, as issuer of the debt securities, we have agreed to pay for all costs, expenses and liabilities of IM Capital Trust other than IM Capital Trust's obligations to the holders of the trust preferred securities, the positions of a holder of trust preferred securities and a holder of debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of us would be substantially the same.

DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW AND OUR
CERTIFICATE OF INCORPORATION AND BYLAWS

        We are organized as a Delaware corporation. The following is a summary of our certificate of incorporation and bylaws and certain provisions of Delaware law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire certificate of incorporation and bylaws, copies of which we have previously filed with the SEC, see "Where You Can Find More Information," or refer to the provisions of Delaware law.

        Delaware law, our certificate of incorporation and our bylaws contain some provisions that could delay or make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions, as described below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us first to negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiations with respect to such proposals could result in an improvement of their terms.

Section 203 of The Delaware General Corporation Law

        Section 203 of the Delaware General Corporation Law, or the DGCL, prohibits a defined set of transactions between a Delaware corporation, such as us, and an "interested stockholder." An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term "business combination" is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder's proportionate share ownership in the corporation.

        This prohibition is effective unless:

  •
  either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder is approved by our board of directors prior to the time the interested stockholder becomes an interested stockholder;

  •
  the interested stockholder owns at least 85% of our voting stock, other than stock held by directors who are also officers or by qualified employee stock plans, upon consummation of the transaction in which it becomes an interested stockholder; or

  •
  the business combination is approved by a majority of our board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        In general, the prohibitions do not apply to business combinations with persons who were interested stockholders prior to the corporation becoming subject to Section 203.

Other Provisions of Our Certificate of Incorporation and Bylaws

        Our bylaws provide that a vacancy on the board of directors, including a vacancy created by an increase in the size of the board of directors by the directors, may be filled by a majority of the remaining directors, or by a sole remaining director, or by the stockholders, and each person so elected shall be a director to serve for the balance of the unexpired term of the directors. Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at the election of directors.

        Certain other provisions of our certificate of incorporation and bylaws could have the effect of preventing or delaying any change in control of us, including:

  •
  the advance notification procedures imposed on stockholders for stockholder nominations of candidates for the board of directors and for other stockholder business to be conducted at annual or special meetings;

  •
  the absence of authority for stockholders to call special stockholder meetings; and

  •
  the absence of authority for stockholder action by unanimous or partial written consent in lieu of an annual or special meeting.

        These provisions and statutory anti-takeover provisions, could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Limitation of Directors' Liability and Indemnification of Directors and Officers

        The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to a corporation or its stockholders for damages for certain breaches of the director's fiduciary duty. This provision may not eliminate or limit the liability of a director for:

  •
  breaches of the director's duty of loyalty to the corporation or its stockholders;

  •
  acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

  •
  the payment of unlawful dividends or unlawful stock repurchases or redemptions; or

  •
  transactions from which the director received an improper personal benefit.

Our certificate of incorporation eliminates the liability of directors to the fullest extent permissible under Delaware law. These provisions offer persons who serve on the board of directors protection against awards of monetary damages for negligence in the performance of their duties.

        Our bylaws also provide that directors or officers made a party to, or threatened to be made a party to, or otherwise involved in, any proceeding, because he or she is or was a representative of us or is or was serving as a representative of another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, on our behalf, shall be indemnified and held harmless by us to the fullest extent permitted by Delaware law against all expenses, liabilities and losses reasonably incurred by or imposed upon him or her, in connection with any threatened, pending or completed action, suit or proceeding. Indemnification is only available if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Pursuant to our bylaws, amending the provisions to reduce the limitation of director's liability or limit the right to indemnification requires unanimous vote of the directors or a majority vote of the stockholders.

 PLAN OF DISTRIBUTION

        We and IM Capital Trust may sell the offered securities to one or more underwriters for public offering and sale by them. We and IM Capital Trust may also sell the offered securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of the offered securities in the applicable prospectus supplement.

        The distribution of offered securities may be effected from time to time in one or more transactions at:

  •
  a fixed price or varying prices;

  •
  market prices prevailing at the time of sale;

  •
  prices related to the market prices; or

  •
  negotiated prices.

        Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, dealers and agents may be entitled, under agreements with us and/or IM Capital Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, and to reimbursement by us and/or IM Capital Trust for certain expenses.

        If an underwriter or underwriters are used in the offer or sale of securities, we and/or IM Capital Trust will execute an underwriting agreement with the underwriters at the time of sale of the securities to the underwriters, and the names of the underwriters and the principal terms of our and/or IM Capital Trust's agreements with the underwriters will be provided in the applicable prospectus supplement.

        If we so indicate in the prospectus supplement, we and IM Capital Trust may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or IM Capital Trust at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

        We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of our securities short using this prospectus and deliver our securities covered by this prospectus to close out such short positions, or loan or pledge our securities to financial institutions that in turn may sell the shares of our securities using this prospectus. We may pledge or grant a security interest in some or all of our securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell our securities from time to time pursuant to this prospectus.

        Unless otherwise specified in the related prospectus supplement, each series of offered securities, other than shares of common stock, will be a new issue with no established trading market. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. We and IM Capital Trust may elect to list any other series or class of offered securities on an exchange, but are not obligated to do so. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in those offered securities. Underwriters will not be obligated to make any market, however, and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading markets for, any offered securities.

        Certain of the underwriters and their affiliates may engage in transactions with and perform services for us in the ordinary course of business for which they receive compensation.

        The specific terms and manner of sale of the offered securities will be shown or summarized in the applicable prospectus supplement.

VALIDITY OF THE OFFERED SECURITIES

        Sullivan & Worcester LLP, Boston, Massachusetts, will pass upon the validity of the debt securities, preferred stock, depositary shares, common stock, warrants, guarantees, stock purchase contracts and stock purchase units.

        Gesmer Updegrove LLP, Boston Massachusetts, will pass upon the validity of the guarantees with respect to matters of Connecticut law.

        The validity of the trust preferred securities to be issued by IM Capital Trust, and the enforceability of its declaration of trust and the creation of IM Capital Trust, will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware.

EXPERTS

        The financial statements as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 incorporated in this prospectus from Iron Mountain's Current Report on Form 8-K filed with the SEC on May 10, 2007 and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus from Iron Mountain's Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and include an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting) and have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the periodic reporting and other information requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange where reports, proxy statements and other information concerning us can also be inspected. The offices of the NYSE are located at 20 Broad Street, New York, New York 10005.

 DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

        We incorporate by reference the following documents filed by us:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (except for Item 15 which is incorporated by reference from our Current Report on Form 8-K filed with the SEC on May 10, 2007).

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, filed with the SEC on May 10, 2007.

  •
  Current Reports on Form 8-K filed with the SEC on January 9, 2007, January 12, 2007, January 24, 2007, February 13, 2007, March 5, 2007, March 6, 2007 (Item 5.02 only), March 8, 2007, March 12, 2007, March 23, 2007, April, 20, 2007, May 10, 2007 and July 16, 2007.

  •
  The description of our common stock contained in the Registration Statement on Form 8-A dated May 27, 1997, as amended by Amendment No. 1 to Form 8-A on June 3, 2005, and including all further amendments and reports filed for the purpose of updating such description.

        In addition to the documents listed above, we incorporate by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering of the securities made by this prospectus is completed or terminated.

        We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those to which we specifically refer. You may obtain this information at no cost by writing or telephoning us at: 745 Atlantic Avenue, Boston, Massachusetts 02111, (617) 535-4799, Attention: Investor Relations.

$550,000,000

IRON MOUNTAIN INCORPORATED

8 3/8% Senior Subordinated Notes due 2021

Prospectus Supplement

August 5, 2009

Joint Book-Running Managers

Barclays Capital
BofA Merrill Lynch
J.P. Morgan
Scotia Capital

Senior Co-Managers

Morgan Stanley
RBS

Junior Co-Managers

Deutsche Bank Securities
HSBC